UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HEADWATERS INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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10653 South River Front Parkway, Suite 300

South Jordan, Utah 84095

January 11, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Headwaters Incorporated, which will be held on Thursday, February 25, 2010, starting at 2:00 p.m., Mountain Standard Time, at the Marriott Courtyard, 10701 S. Holiday Park Drive, Sandy, UT 84070. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the current status of our operations and an opportunity for you to ask questions.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On or about January 15, 2010, we will mail to our stockholders a Notice containing instructions on how to access our 2010 proxy statement and annual report and vote online. The Notice contains instructions on how you can receive a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you request a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

If you have any questions after reading the Proxy Statement and other materials we have sent, please call Sharon Madden, our Vice President of Investor Relations, at 1-800-316-6214.

Sincerely,
/S/ KIRK A. BENSON
Kirk A. Benson
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on Thursday, February 25, 2010

Our proxy statement, 2009 annual report and 2009 Form 10-K are available at

https://materials.proxyvote.com/42210P.

10653 South River Front Parkway, Suite 300

South Jordan, Utah 84095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 25, 2010

To the Stockholders of Headwaters Incorporated:

The 2010 Annual Meeting of Stockholders of Headwaters Incorporated, a Delaware corporation, will be held on Thursday, February 25, 2010, starting at 2:00 p.m., Mountain Standard Time, at the Marriott Courtyard, 10701 S. Holiday Park Drive, Sandy, UT 84070, for the following purposes:

1.	To elect three Class I directors to serve until the 2013 annual meeting, or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of Directors of BDO Seidman, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2010;

3.	To approve the new Headwaters 2010 Incentive Compensation Plan;

4.	To approve amendments to our 2000 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof.

Our Board of Directors has chosen the close of business on December 31, 2009 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Whether or not you plan to attend the annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you request a copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided.

By Order of the Board of Directors,
/S/ HARLAN M. HATFIELD
Harlan M. Hatfield
Secretary

January 11, 2010

Your Vote Is Important!

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on February 25, 2010

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Headwaters Incorporated, in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters for use at Headwaters’ Annual Meeting of Stockholders and any and all adjournments or continuations of the annual meeting, to be held Thursday, February 25, 2010, starting at 2:00 p.m., Mountain Standard Time, at the Marriott Courtyard, 10701 S. Holiday Park Drive, Sandy, UT 84070, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. On or about January 15, 2010, we will mail to our stockholders a Notice containing instructions on how to access our 2010 proxy statement and annual report and vote online. Stockholders may receive a copy of the proxy statement and annual report by mail upon request.

When we use “Headwaters,” “we,” “us,” “our” or the “Company,” we are referring to Headwaters Incorporated.

This proxy statement along with our Annual Report on Form 10-K filed with the Securities and Exchange Commission and our Annual Report to Stockholders are also available at https://materials.proxyvote.com/42210P.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement?

You have received a Notice referring to this proxy statement and our annual report because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (SEC) and that is designed to assist you in voting your shares. As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. On or about January 15, 2010, we will mail to our stockholders of record as of the close of business on December 31, 2009 a Notice containing instructions on how to access this proxy statement and our annual report online. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters described in this proxy statement. These actions include the election of directors, the ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the “independent auditors”), the approval of a new long term incentive compensation plan and approval of amendments to the 2000 Employee Stock Purchase Plan. An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

Who can attend the annual meeting?

All stockholders of record at the close of business on December 31, 2009, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting?

Stockholders will vote on four proposals at the annual meeting:

•	the election of directors;

•	the ratification of BDO Seidman, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2010;

•	the approval of the new Headwaters 2010 Incentive Compensation Plan; and

•	the approval of amendments to the 2000 Employee Stock Purchase Plan, including an increase in available shares under the Plan.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	FOR election of the nominated directors;

•	FOR the ratification of BDO Seidman, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2010;

•	FOR the approval of the new Headwaters 2010 Incentive Compensation Plan; and

•	FOR the approval of amendments to the 2000 Employee Stock Purchase Plan.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on December 31, 2009, which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 60,442,333 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice containing instructions on how to access the proxy materials online has been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the Notice.

How do I vote my shares?

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by calling 1-800-579-1639 and following the instructions on the proxy card;

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

•	By Mail — If you requested your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on February 24, 2010.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

•	FOR the election of the three nominees for director;

•	FOR the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2010;

•	FOR the approval of the new Headwaters 2010 Incentive Compensation Plan; and

•	FOR the approval of amendments to the 2000 Employee Stock Purchase Plan.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Corporate Secretary. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the annual meeting is December 31, 2009. As of that date, there were 60,442,333 shares of our common stock outstanding.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. Proposal 1 (election of directors), Proposal 3 (approval of the new Headwaters 2010 Incentive Compensation Plan) and Proposal 4 (approval of amendments to the 2000 Employee Stock Purchase Plan) involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

What is required to approve each item?

•

For Proposal 1 (election of directors), each director must be elected by a majority of votes cast with respect to such director (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors.

•

For Proposal 2 (ratification of the independent auditors), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

•

For Proposal 3 (approval of the new Headwaters 2010 Incentive Compensation Plan), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

•

For Proposal 4 (approval of amendments to the 2000 Employee Stock Purchase Plan), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

•

For any other matters (other than the election of directors) on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee in order for that nominee to be elected. Only votes “for” or “withheld” are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect. If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, Delaware law provides that the director would continue to serve on our Board as a “holdover director.” However, our Bylaws provide that directors may be nominated for re-election only if the incumbent candidate has tendered, prior to the mailing of the proxy statement, an irrevocable resignation that will be effective upon the failure of the director to receive the required vote at the Annual Meeting and acceptance by the Board of such resignation. All nominees for director have tendered such an irrevocable resignation. Under our Corporate Governance Guidelines, in the event any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Nominating and Corporate Governance Committee (excluding the director who tendered the resignation) will promptly consider the resignation offer and recommend to the full Board whether to accept it. In reaching its decision, the Committee may consider any factors it considers relevant, including, without limitation: (i) any stated reasons why stockholders “withheld” votes for election of the withheld director; (ii) the length of service and qualifications of the withheld director; (iii) the withheld director’s past and expected future contributions to Headwaters; (iv) the overall composition of the Board; (v) whether accepting the tendered resignation would cause Headwaters to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws; and (vi) whether the resignation of the withheld director could result in the triggering of change of control or similar provisions under any contract by which we are bound or any of our benefit plans, and if so, the potential impact thereof. In making its recommendation to the Board, the Committee may consider possible remedies in addition to acceptance of the resignation, including alternatives for curing the underlying cause of the “withheld” votes, if known.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations on the items listed in the Notice of Annual Meeting. In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

•	filing with us a written notice of revocation of your proxy,

•	submitting a properly signed proxy card bearing a later date,

•	voting over the Internet or by telephone, or

•	voting in person at the annual meeting.

What does it mean if I receive more than one Notice?

If your shares are registered under different names or are in more than one account, you may receive more than one Notice. To ensure that all your shares are voted, please vote by telephone or through the Internet using each personal identification number you are provided on the forms of Notice you receive. If you request proxy materials to be mailed to you, you will need to complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by us.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

•	by sending a written request by mail to:

Sharon Madden, Vice President of Investor Relations

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

•	by calling Sharon Madden, Vice President of Investor Relations, at 1-800-316-6214.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting Sharon Madden, Vice President of Investor Relations, as indicated above.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet at www.proxyvote.com. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

What are the requirements for presenting stockholder proposals?

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meeting consistent with regulations adopted by the SEC and our Bylaws. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 annual meeting, we must receive them not later than September 17, 2010 or such later date as we may specify in our SEC filings. Your proposals should be addressed to Headwaters at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, Attn: Corporate Secretary.

We anticipate that proxies solicited in connection with our 2011 annual meeting will confer discretionary authority to vote on matters, among others, of which we do not receive notice prior to September 17, 2010.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder making the proposal. For example, to be presented at the 2010 Annual Meeting, such a proposal must have been received by the Corporate Secretary on or after November 27, 2009 but no later than December 24, 2009. No proposals were received during this period. In the event that less than 75 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder must be received not later than the earlier of the following two dates: (a) the close of business on the 15th day following the day on which notice of the date of the scheduled annual meeting was mailed or public disclosure was made, or (b) two days prior to the date of the scheduled meeting. Our Bylaws can be found at www.headwaters.com.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact Sharon Madden, our Vice President of Investor Relations:

•	by mail, to:

Sharon Madden, Vice President of Investor Relations

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

•	by telephone, at 1-800-316-6214.

EXECUTIVE OFFICERS

The following table sets forth:

•	the names of our current executive officers,

•	their ages as of the record date for the annual meeting and

•	the capacities in which they currently serve Headwaters:

Name	Age	Position(s)	Officer Since
Kirk A. Benson	59	Chief Executive Officer and Chairman of the Board	1999
Steven G. Stewart	61	Chief Financial Officer	2007	(1)
Harlan M. Hatfield	49	Vice President, General Counsel and Secretary	1998
William H. Gehrmann, III	53	President, Headwaters Resources, Inc.	2004
John N. Lawless, III	49	President, Headwaters Construction Materials, Inc.	2004

(1)	Mr. Stewart was Chief Financial Officer from 1998 through 2005 and Treasurer from 2005 to 2006. Mr. Stewart was reappointed Chief Financial Officer in September 2007.

See “Proposal No. 1 — Election of Directors” for biographical information regarding Mr. Benson.

Steven G. Stewart was our Chief Financial Officer from 1998 through 2005. From 2005 through 2007, Mr. Stewart acted in several advisory roles for Headwaters. Effective September 4, 2007, Mr. Stewart was reappointed as our Chief Financial Officer. From May 1973 through July 1998, Mr. Stewart worked for several “Big Eight” international accounting firms in numerous management capacities, including 13 years as a partner, with the firms of Ernst & Young, Touche Ross and PricewaterhouseCoopers. During this time, Mr. Stewart also served as the Salt Lake City office Director of High Technology and Entrepreneurial Services, the office Director of Recruiting and the office Director of Accounting and Auditing Services. Mr. Stewart is a board member, chairman of the audit committee and member of the compensation committee of BSD Medical Corporation. Mr. Stewart received his B.S. degree from Brigham Young University.

Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998 and as Secretary since July 1999. His activities with us have included the development of energy projects, intellectual property, licensing, strategic business acquisitions, and debt and equity financings. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory issues, contracts and other legal matters. Prior to his employment with us, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner. Mr. Hatfield obtained a B.A. degree in Public Policy from Brigham Young University in 1984 and a Juris Doctorate from the University of Minnesota in 1987.

William H. Gehrmann, III was appointed President of Headwaters Resources, Inc. in October 2004. Mr. Gehrmann has been with Headwaters Resources and its predecessors for more than 20 years and was appointed Senior Vice President, Operations in 2004 and was Senior Vice President, Southern Region for the previous five years. During his time with Headwaters Resources, Mr. Gehrmann has been responsible for the development of new products utilizing coal combustion products, the construction and operation of hazardous and non-hazardous waste landfills, and the design and operation of material handling systems. Mr. Gehrmann has worked in the coal combustion product industry since 1985 where he has received a patent, authored numerous technical papers, and developed new products utilizing CCPs. Mr. Gehrmann graduated from the University of Texas at Austin in 1984 with a B.S. degree in Architectural Engineering, with specializations in structural engineering and construction management.

John N. Lawless, III currently serves as President of Headwaters Construction Materials, Inc. (HCM), a position he assumed in 2007. Previously, Mr. Lawless was the President and Chief Executive Officer of Tapco

International Corporation (Tapco), the position he held when we acquired Tapco in September 2004. Mr. Lawless joined Tapco in 1989 and served as Vice President, Marketing and Operations, and Executive Vice President, before being appointed President in 1998. Prior to 1989, Mr. Lawless was employed by Comerica Bank in Detroit as a Commercial Lender. Mr. Lawless received his B.S. degree in Economics from Kalamazoo College in 1983 and his MBA from the University of Notre Dame in 1985.

CORPORATE GOVERNANCE

We uphold a set of basic values to guide our actions and are committed to maintaining the highest standards of business conduct and corporate governance. We have adopted a Code of Ethics and Business Conduct for directors, officers (including our principal executive officer and principal financial officer) and employees and Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, Bylaws and Board of Directors committee charters, form the framework for governance of Headwaters. The Code of Ethics and Business Conduct, Corporate Governance Guidelines, Board of Directors committee charters, Bylaws and Certificate of Incorporation are available at www.headwaters.com. We will post on this web site any amendments to these governing documents or waivers of the Code of Ethics and Business Conduct for directors and executive officers.

Board of Directors Independence

The Board of Directors has determined that each of R Sam Christensen, William S. Dickinson, Blake O. Fisher, Jr., E. J. “Jake” Garn, James A. Herickhoff, and Malyn K. Malquist has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and satisfies the independence requirements required by the New York Stock Exchange. New directors participate in orientation and training following their appointment to the Board. The non-management directors regularly meet in executive session, without management, as part of the agenda for Board meetings. In addition, the independent directors meet in executive session, without management, at least annually. Mr. Herickhoff, an independent non-management director and Vice Chairman of the Board, chairs all executive session meetings of directors.

Committees of the Board of Directors

The Board of Directors has adopted written charters for each of its three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Board has determined that all members of the Nominating and Corporate Governance, Audit, and Compensation Committees are independent and satisfy the relevant SEC or New York Stock Exchange independence requirements for members of such committees.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Mr. Dickinson as chair, Mr. Garn, and Mr. Herickhoff. This committee provides assistance to the Board in overseeing corporate governance and identifies individuals qualified to become members of the Board of Directors consistent with Board criteria. The committee also oversees the evaluation of the Board of Directors and management. The charter of the Nominating and Corporate Governance Committee is available at www.headwaters.com.

Audit Committee. The Audit Committee currently consists of Mr. Christensen as chair, and Mr. Fisher, Mr. Garn, and Mr. Malquist, each of whom except for Mr. Garn the Board of Directors has determined is an “audit committee financial expert” as defined under SEC rules. This committee oversees the integrity of our financial statements, disclosure controls and procedures, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors and the performance of our internal audit function and independent auditors, and the quarterly reviews and annual independent audit of our financial statements. The Audit Committee’s report appears hereafter. BDO Seidman, LLP, our independent auditors, reports directly to the Audit Committee. The charter of the Audit Committee is available at www.headwaters.com.

Compensation Committee. The Compensation Committee currently consists of Mr. Fisher as chair, Mr. Herickhoff, and Mr. Malquist. This committee provides assistance to the Board of Directors in overseeing our compensation policies and practices. It reviews and approves the compensation levels and policies for the Board of Directors; reviews and approves corporate goals and objectives with respect to CEO compensation and, based upon these evaluations, determines and approves the CEO’s compensation; makes recommendations to the Board of Directors with respect to non-CEO executive officer compensation, including any required approval of incentive and equity-based plans; reviews and approves bonus compensation guidelines and practices; and administers our stock incentive plans and authorizes grants under the plans. The Compensation Committee also has the responsibility to provide the report to stockholders on executive officer compensation, which appears hereafter. The charter of the Compensation Committee is available at www.headwaters.com.

The Compensation Committee directly engaged Mercer as compensation consultants to provide market data and to advise it and management about the design of the compensation program, including methods of compensation, commonly used metrics to measure performance, best practices for compensation delivery and the structure of various compensation elements. The consultant also gathers, prepares and provides data for external market comparisons in the areas of base compensation, total annual cash compensation, and long-term compensation and meets with the Committee to present findings and recommendations.

Communicating Concerns to Directors

The non-employee directors have established procedures to enable anyone wishing to communicate with our Board of Directors, including the Vice Chair or other non-management directors, in one of the following ways:

•	E-mailing the directors at directors@headwaters.com, or

•	Writing to the directors, at the following address:

Board of Directors

Headwaters Incorporated

c/o Corporate Secretary

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

The Corporate Secretary will forward any communications related to our accounting, internal accounting controls, or auditing matters to the Chair of the Audit Committee, together with any other director named in the communication. All other communications will be forwarded to the Vice Chair or other designated lead independent director of the Board of Directors, together with any other director named in the communication. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. If this is the case, the Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

The Audit Committee has established procedures for employees who have a concern about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee in one of the following ways:

•	E-mailing to the Audit Committee at headwaters-hotline@blackbearventures.com, or

•	Writing to the Audit Committee, at the following address:

Chair of the Headwaters Incorporated Audit Committee

PO Box 4749 Sedona, AZ 86340-4749

Communications may be anonymous.

Board and Committee Meetings

The Board held a total of 13 meetings during fiscal 2009. We encourage but do not require Board member attendance at our annual meeting. Three directors, including our Chairman of the Board, attended the 2009 annual meeting.

The Nominating and Corporate Governance Committee held four meetings in fiscal 2009. The Audit Committee held 11 meetings in fiscal 2009. The Compensation Committee held seven meetings in fiscal 2009. Each director attended at least 75% of the aggregate of the total number of board and applicable committee meetings.

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee provides assistance to the Board in overseeing corporate governance, evaluates and selects director nominees of the Company to be considered for election at the annual meeting of stockholders and takes such other actions within the scope of its charter as the committee deems necessary or appropriate.

The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating new nominees to the Board. In evaluating director nominees, the committee will, as described in the committee’s charter, consider various criteria, including relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the New York Stock Exchange. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our business. We therefore seek to attract and retain highly qualified directors who have sufficient time to devote to their substantial responsibilities and duties to us and our stockholders.

In accordance with our Corporate Governance Guidelines, the Board is comprised of three tiers of members with staggered three-year terms. One tier of members is elected each year by our stockholders at the annual meeting. Between annual meetings of stockholders, the Board may elect directors to serve until the next annual meeting. Nominees for directorship will be selected by the Nominating and Corporate Governance Committee, in accordance with the policies and principles in its charter, and nominated by the Board for stockholder elections. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although we may do so in the future.

To date, we have not received any recommendations from stockholders requesting the Board or any of its committees to consider a nominee for inclusion among the Board’s slate of nominees in our proxy statement for our annual meeting. However, our stockholders may recommend director nominees, and the committee will consider nominees recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and as described in the Questions and Answers about the Annual Meeting section under the question, “What are the requirements for presenting stockholder proposals?” The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the nominee’s qualifications, including such information about the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board, as well as contact information for both the nominee and the stockholder. Nominees should at a minimum have relevant business and financial experience and must be able to read and understand fundamental financial statements. We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The committee will consider all relevant qualifications as well as our needs in terms of compliance with New York Stock Exchange listing standards and SEC rules.

All of the nominees for directors being voted upon at the annual meeting are directors standing for reelection.

The Nominating and Corporate Governance Committee assisted the Board and each of its committees in conducting self-evaluations of their functioning and effectiveness. The committee also has reviewed and approved the Company’s CEO succession plan.

Nominating and Corporate Governance Committee

William S. Dickinson, Chairman

E. J. “Jake” Garn

James A. Herickhoff

Audit Committee Report

The Audit Committee acts pursuant to a written charter that was approved by the Board of Directors. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements with our management, including a discussion of the quality, not just the acceptability, of the accounting principles used; the reasonableness of significant judgments made; and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with BDO Seidman, LLP, our independent auditors, which is responsible for expressing an opinion that our consolidated financial statements are presented, in all material respects, in conformity with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. In addition, the committee has discussed with BDO Seidman the firm’s independence from Headwaters, including the matters in the letter from BDO Seidman required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with BDO Seidman’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and BDO Seidman’s report on the effectiveness of our internal control over financial reporting.

The Audit Committee discussed with our internal auditors and BDO Seidman the overall scope and plans for their respective audits. The committee regularly meets with the internal auditors and BDO Seidman, with and without management present, to discuss the results of their examinations; their evaluations of our internal control, including internal control over financial reporting; and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of our internal control over financial reporting, together with BDO Seidman’s reports, be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC. The committee and the Board also have recommended, subject to stockholder approval, the selection of BDO Seidman, LLP to audit our 2010 consolidated financial statements.

Audit Committee

R Sam Christensen, Chairman

Blake O. Fisher, Jr.

E. J. “Jake” Garn

Malyn K. Malquist

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and General Philosophy

Headwaters’ vision is to improve sustainability by transforming underutilized resources into valuable products. Our executive compensation program supports this goal of value creation by:

•	rewarding executives for sustained financial performance;

•	aligning the interests of executives with the interests of stockholders; and

•	attracting and retaining highly motivated and talented executives.

Our compensation elements simultaneously fulfill one or more of these three objectives. The elements include:

•	base salary;

•	annual bonus;

•	discretionary bonuses;

•	long-term incentives (in the form of cash, performance units and stock-based awards such as stock appreciation rights (SARs), restricted stock and performance stock); and

•	retirement and benefits programs.

The type and amount of compensation is determined considering current pay, competitive pay data from the external talent market and the opportunity for future pay. Because we have a diverse group of businesses, we define the talent market very broadly for the executive officers named in the Summary Compensation Table (located after this Compensation Discussion and Analysis), whom we refer to as our “named executives.” We attract top executives from a national market of similar-sized companies based on revenue. This market not only includes building products, technology, and manufacturing, but other industries as well. We combine compensation elements for each executive in a manner that will meet the performance, alignment and retention goals listed above as well as eliciting the best possible contribution from the executive.

Compensation Objectives

Our executive compensation philosophy is built around three objectives: supporting stockholder value creation through sustained financial performance, aligning the interests of executives with the interests of stockholders, and attracting and retaining highly motivated and talented executives.

When practically applied, our compensation philosophy results in the establishment of base pay rates that generally are at or near the 50th percentile of our market for representative talent. We compete against companies in many industries for executive talent. Due to our diverse lines of business, there are few (if any) direct comparators available to form a meaningful peer group. Further, we believe that our most direct competitors for executive talent are not necessarily all of the companies that would be included in a specific industry index for a single business segment like building products or energy. We have therefore determined that no specific peer group is appropriate to use in defining market pay levels for our named executives. Instead, we have chosen to use general industry national survey data of companies which are a similar size to us based on revenue to establish market pay levels. This data was primarily gathered from surveys sponsored by Watson Wyatt Consultant Surveys and Mercer, two national compensation consulting firms. The Watson/Wyatt 2007/2008 Survey Report on Top Management included data from 2,309 companies in a variety of industries, including building products and energy. The 2007 Mercer Benchmark Database – Executive Module included data from 2,486 companies in approximately 20 major industry classifications, including building products and energy. The surveys did not disclose the individual companies that comprised the surveys. For each reviewed position, our consultants either averaged the surveys or utilized one of the surveys, depending on how well the duties of the position surveyed matched with the duties of the Company position under review. Our consultants also blended data from these national surveys with information from other smaller surveys that focus on specific industries, where appropriate to the position under review. These smaller surveys included the ECI—Oil and Gas Industry Compensation survey published by Effective Compensation, Inc. This survey provides data for almost 300 key jobs found in exploration and production firms in the U.S. (in 2009, 119 exploration and production companies participated in this survey) and the PPA Biotech Survey by Presidio Pay Advisors, Inc. PPA is an independent compensation consulting firm located in San Francisco, CA. The Presidio Pay 2007 Executive Compensation Survey for the Biotech Industry includes base salary, actual annual incentive, present value of stock options and other forms of long-term incentives, and beneficial ownership for 16 executive positions in 93 companies in the biotechnology industry. The surveys did not disclose the individual companies that comprised the surveys. Thus, the number of survey comparables for each position reviewed varies. All of these survey sources were used to benchmark base salaries, annual incentive and long-term incentive opportunities as well as total compensation.

Annual bonus opportunities are performance based and we construct them to provide significant potential compensation to our executives, which (assuming target Company performance is achieved) results in targeted annual total cash compensation at the 75th percentile of the benchmark survey. We design our long-term incentive opportunities to track with Headwaters’ long-term performance when compared to the performance of the general business market. If our performance is comparable to the general market, the long-term incentive opportunities are designed to reward executives at approximately the 50th percentile of benchmark long term incentives. If our performance is better than market levels, the long-term incentives deliver proportionally more value to executives. Retirement and benefit systems and perquisites are designed to reward executives at the 50th percentile of the benchmark survey. This combination of factors results in total compensation packages that are above the 50th percentile of the benchmark survey when targeted Company performance is achieved. As this philosophy is applied, the objectives are met in the following ways:

Sustained Financial Performance:

•	We construct our annual bonus opportunities to have appropriate targets that require significant achievement against financial performance metrics to pay out at target levels.

•	We base our long-term cash incentive opportunities on progress toward goals derived from multi-year forecasts.

Aligned Interests:

•	Our base pay practices control fixed costs and emphasize performance-based incentive programs, which we believe are in the best interests of stockholders.

•	We base our annual bonus opportunities on division operating income and individual business goals that focus executives on financial performance that is of common interest to stockholders.

•

We award long-term equity incentive opportunities using stock options, SARs, restricted stock and/or performance stock so that appreciating stock value is a significant factor in executive compensation.

•	We have stock ownership guidelines for executives to own significant amounts of our common stock.

Executive Retention:

•

We believe our use of base salary level accompanied by an emphasis on performance-based incentive programs attracts executives that are appropriately aggressive, innovative, and willing to risk a larger share of their compensation on their own performance and the performance of the Company.

•	Discretionary bonuses allow for spot corrections to temporary market inequities. This allows us to adjust to unique market conditions in a timely fashion in order to retain key executives.

•	Long-term equity incentive plans have multi-year vesting periods, with forfeiture of unvested awards if a participant terminates employment before the vesting period is completed.

•	Long-term cash incentive plans have overlapping performance cycles, which motivates executives to remain employed.

A significant feature of our executive compensation program is examining various compensation elements against the external benchmark survey. To do so, the Compensation Committee employed nationally recognized executive compensation consultants to assist in determining industry practices and in gathering data. In 2009, Mercer was used for total compensation consulting and long-term incentive design.

Compensation Administration

General Process. Executive compensation decisions at Headwaters are the product of several factors, modified by judgment and discretion as necessary. The predominant factors include:

•	key financial measurements such as revenue, operating income, earnings per share and earnings before interest, income taxes, depreciation and amortization (EBITDA);

•	strategic initiatives such as acquisitions, joint ventures, and implementation of lean process improvements;

•	achievement of specific operational goals relating to the sphere of influence led by the executive;

•	compensation of other executives within the Company (to ensure internal equity); and

•	compensation in the external benchmark survey (from data generated by compensation consultants).

For the CEO, these factors are judged and compensation is recommended by the Compensation Committee and approved by the Board. For the other executive officers (including all of the named executives in the Summary Compensation Table), the factors are considered by the CEO, who recommends compensation levels. These judgments and recommendations are then reviewed and approved or revised by the Compensation Committee.

Generally, the Compensation Committee reviews and makes adjustments to base compensation once per year, effective at the beginning of each fiscal year (October 1). The exceptions are Mr. Benson, our CEO, and Mr. Frailey, a senior management advisor, whose base pay has been set through the end of their respective employment agreements. Annual incentives and long-term cash incentives are calculated after fiscal year performance metrics have been measured and are paid within 120 days after the end of the fiscal year. Equity grants are also awarded after fiscal year end.

Role of Compensation Committee. The Compensation Committee oversees the design, development and implementation of our compensation program. The Committee evaluates the performance of the CEO and determines CEO compensation consistent with the objectives of the compensation program. The Committee also approves all incentive compensation plans and approves or revises recommendations made by the CEO for compensation decisions affecting other executives. The Committee also approves all bonuses, awards and grants under all incentive plans.

Role of CEO. Our CEO, assisted by our Human Resources department, is responsible for the implementation and administration of our compensation program throughout the organization. The CEO evaluates the performance of executives and, consistent with the objectives of the compensation program, meets regularly with the Compensation Committee and consultants to consider and recommend compensation programs, set and evaluate plan metrics, and make specific recommendations on the form and amount of compensation for named executives.

Executive Stock Ownership Guidelines. In January 2004, the Compensation Committee adopted a policy for senior level executives, including named executives, to own our common stock. The purpose of the requirement is to ensure that senior executives have financial interests that are directly aligned with stockholders. The following sets forth the stock ownership policy for senior executives:

•	CEO: Shares equal in value to four times annual base compensation.

•	Other senior executives, including all of the named executives: Shares equal in value to two times annual base compensation.

Executives are expected to make reasonable progress toward accumulation of the required shares. They are also aware that willingness to comply with this policy may affect eligibility for future equity grants. The named executives have achieved various levels of compliance with this policy by accumulating stock through option exercises, restricted stock grants, and purchase of stock through the Employee Stock Purchase Plan (ESPP) and open market transactions. The named executives’ compliance with this policy as of September 30, 2009 is as follows.

STOCK OWNERSHIP – SEPTEMBER 30, 2009

Name and Position	Stock Ownership Requirement Compliance (%)
Kirk A. Benson, Chief Executive Officer	100

Steven G. Stewart, Chief Financial Officer	28

Harlan M. Hatfield, Vice President, General Counsel and Secretary	43

William H. Gehrmann, III, President, Headwaters Resources, Inc.	12

John N. Lawless, III, President, Headwaters Construction Materials, Inc.	9

Kenneth R. Frailey, (formerly) President, Headwaters Energy Services	38

Employment Agreements. Employment agreements exist for certain named executives and are used in determining compensation for those executives. The following summarizes employment agreement terms pertinent for fiscal 2009 compensation for the named executives who have or had employment agreements during fiscal 2009.

Kirk A. Benson. In August 2005, we entered into an employment agreement covering Mr. Benson’s “at will” employment for the five-year period commencing April 1, 2005 through March 31, 2010. In light of expected economic conditions, Mr. Benson requested the Compensation Committee amend his employment agreement to lower his base salary, which otherwise would have required an increase in his annual salary from $750,000 to $800,000 on April 1, 2009. The Compensation Committee accordingly amended Mr. Benson’s employment agreement in October 2008 to reduce his annual compensation to $650,000 through March 31, 2010, the termination date of the agreement. The employment agreement provides for participation in our annual bonus plan and long-term incentive plan as well as other standard benefits such as vacation, participation in our employee benefit plans and reimbursement for certain stipulated fees and expenses.

Steven G. Stewart. In October 2007, in connection with Mr. Stewart’s reappointment as Chief Financial Officer effective September 4, 2007, we entered into an employment agreement with Mr. Stewart. The agreement calls for payment of an initial annual base salary of $304,685 per year with review on an annual basis. The base salary may be increased at our discretion. The agreement further provides for participation in our annual bonus plan and long-term incentive plan as well as other standard benefits such as vacation and participation in our employee benefit plans.

William H. Gehrmann, III. In 1998, we entered into an employment agreement with Mr. Gehrmann. The agreement automatically renewed for one-year periods until Mr. Gehrmann or the Company provided written notice of termination. During 2009, we terminated the agreement by written notice to Mr. Gehrmann and it was not replaced by another agreement.

Kenneth R. Frailey. Mr. Frailey served as President of Headwaters Energy Services between 2003 and July 2009. In July 2009, we entered into an employment agreement with Mr. Frailey. The agreement calls for Mr. Frailey to serve as a Senior Management Advisor and as a Senior Board Advisor through June 1, 2012. The agreement calls for an annual base salary of $197,100 for the duration of the agreement and a retention bonus payment of $197,100 paid over 26 biweekly installments after June 1, 2012. Participation in the long-term incentive plan is limited to grants already in effect as of July 7, 2009. The agreement further provides for continued participation in the cash element of our long-term incentive plan as well as other standard benefits such as vacation and participation in our employee benefit plans.

Compensation Components

Short-Term Compensation. Consistent with our stated compensation philosophy, our key metric for executive short-term compensation is annual total cash compensation. Base pay rates are generally set at or near the 50th percentile of our data from surveys provided by consultants. Annual bonus opportunities and occasional discretionary bonuses provide significant upside potential which (assuming appropriate Company and individual performance is achieved) results in targeted annual total cash compensation consistent with the 75th percentile of the data from surveys discussed above.

In April 2009, we restructured the organization of the Company, combining our Resources business unit with most of the elements of our Energy Services business unit. The management of the two former business units was integrated under Mr. Gehrmann. Thus, the Company now has two operating business units: Resources and Building Products. This restructuring had no impact on the annual bonus calculations at year end. The performance of our Resources business unit was near the low end of its targeted objectives, and the Building Products business unit missed its targeted objectives entirely. Company-wide consolidated performance missed the targeted objectives. For purposes of short-term incentive compensation, operating income prior to goodwill impairment was used to measure performance. Revenue for the 2009 fiscal year was $666.7 million. Our net loss was $(415.6) million, including a goodwill impairment charge of $465.7 million and our loss per share was $(9.59). Total long-term debt as of September 30, 2009 was $456.3 million.

Base Salary. We consider base salary a tool to provide executives with a reasonable base level of income relative to the scope of the positions they hold. Base salaries are established using criteria that include the level of responsibility for the position, base salary data for other internal positions and base salaries for similar positions from the data from surveys provided by consultants. With the exception of the CEO and named executives whose annual base salary adjustments are mandated by employment agreement, all base salaries are reviewed annually by the CEO and the Compensation Committee at the beginning of each fiscal year (October 1), and are adjusted from time to time by the CEO and the Compensation Committee to reflect changes in responsibility level, internal equity or equity with the data from surveys provided by consultants.

In 2009, our named executives’ salaries ranged from $197,100 to $650,000. Changes in senior executive base pay during fiscal year 2009 included a decrease in Mr. Frailey’s annual base pay on July 11, 2009 from

$262,800 to $197,100 (pursuant to Mr. Frailey’s employment agreement, which was entered into in July 2009 and reduced his annual salary). When compared to the median base salaries for comparable positions within the external surveys, named executive base salaries were an average of 88% of the surveys’ 50th percentile. In light of expected economic conditions, the vast majority of management personnel, including the named executives, have received no salary increases for fiscal 2010. In 2008, Mr. Benson requested the Compensation Committee amend his employment agreement to lower his base salary, which otherwise would have required an increase in his annual salary from $750,000 to $800,000 on April 1, 2009. The Compensation Committee accordingly amended Mr. Benson’s employment agreement in October 2008 to reduce his annual base compensation to $650,000 through March 31, 2010, the termination date of the agreement.

Annual Bonus. In the 2009 fiscal year, we continued an annual bonus plan that established bonus pools for each operating division of the Company. The bonus pools are dependent upon the amount of operating income (defined as revenue less cost of revenue and operating expenses, plus goodwill impairments and tax credits) generated for each of the several operating divisions. The annual bonus calculation for each participant is as follows:

Division Bonus Pool     X    Individual Bonus Pool Share    X    IBO Completion Factor

The Division Bonus Pool is constructed by setting aside a percentage of division operating income to fund the pool. At the beginning of each fiscal year, the Compensation Committee approves a bonus pool schedule for each of the Company’s operating business units and for the corporate management group. The size of each bonus pool is tied to the level of operating income achieved by each business unit, based on projections as discussed below. The Company calculates operating income for each business segment as follows

•	For our Resources division, operating income is calculated in accordance with generally accepted accounting principles used in the United States (GAAP), and can be found in the income statement.

•

For our Building Products division, operating income is calculated in accordance with GAAP and can be found in the income statement. In fiscal 2009, the Compensation Committee took into consideration the impact of extraordinary events outside the direct control of management and Building Products operating income was adjusted to exclude the effects of goodwill impairment, which is also found in the income statement and discussed in the financial statement footnotes.

•

For our Energy Services division (which was integrated with the Resources division in April, 2009), operating income is “operating income,” as disclosed on our income statement, plus Section 45 tax credits. These tax credits are a direct result of activities within this business unit, and were an important part of the overall contribution of Energy Services, both before and after the integration with the Resources division. Section 45 tax credits in 2009 were $7.5 million.

•

For our Corporate division, operating income is “operating income” as disclosed on our income statement plus Section 45 tax credits. In fiscal 2009, the Corporate operating income was adjusted to exclude the effects of goodwill impairment.

When setting the pool size, management, in consultation with the Compensation Committee, projects a likely range of operating income performance for each business unit, setting minimum operating income thresholds so that any operating income attainment below the threshold results in no bonus pool being established. Once the threshold is attained, the set-aside percentage of operating income is established so that when division performance levels are comparable to expected external market levels of performance, the resulting bonus pool pays employees at a rate that (when combined with base salaries) is roughly equivalent to the 50th percentile of market total cash compensation. If the division operating income attainment is above the expected external market levels of performance, the set-aside percentage is adjusted upward to create a larger bonus pool. Thus, a direct correlation is established between division operating income performance and participant rewards.

For the Company’s 2009 fiscal year, the business unit operating income ranges and attainments were as follows:

(in millions of dollars)
	Projected Range
Division	From	To	Actual
Resources	$44.0	$63.4	$47.8
Energy Services	23.0	46.2	(21.7)
Building Products	9.2	27.5	3.0
Consolidated (Corp.)	13.0	76.0	(2.5)

The Compensation Committee’s annual determination of the size of each division’s bonus pool begins with an analysis of market total cash compensation for each participant in the respective bonus pool. Management, in consultation with the Compensation Committee, calculates the bonuses necessary for each participant to achieve the 50th and 75th percentiles of benchmark total cash compensation (when added to the participant’s annual base salary), as described above. By division, the Compensation Committee then sets minimum levels of operating income necessary to pay bonuses and designates a percentage of operating income over the threshold amount to contribute to the bonus pool. This percentage is increased as higher operating income milestones are achieved. For fiscal 2009, percentage of operating income over the threshold contributed to the bonus pool was as follows:

Headwaters Resources	6.4%
Headwaters Energy Services	0.0%
Headwaters Building Products	0.0%
Headwaters Consolidated (Corp.)	0.0%

For fiscal 2009, division operating income achievement resulted in the following bonus pools:

•	Headwaters Resources: $242,287

•	Headwaters Energy Services: $0

•	Headwaters Building Products: $0

•	Headwaters Corporate: $0

The Energy Services and Building Products divisions, as well as the corporate group, did not achieve their threshold operating income, and so were ineligible for an annual bonus for fiscal 2009.

The individual bonus pool share is established for each participant by division management and the CEO and is approved by the Compensation Committee using an analysis of market total cash compensation for each participant in the respective bonus pool. Management, in consultation with the Compensation Committee, calculates the bonuses necessary for each participant to achieve the 50th and 75th percentiles of benchmark total cash compensation (when added to the participant’s annual base salary). We then calculate a preliminary individual bonus pool share by comparing the necessary bonuses for each individual in relation to the total division bonus pool. These preliminary shares are then evaluated by the business unit leader and/or the CEO and subjectively adjusted to accommodate concerns for the participant’s sphere of influence, the participant’s impact on operating income, the individual shares from previous years, the ratio of the participant’s base salary to the total base salary for the division, bonus data from the external market and internal equity. The sum of all individual bonus pool shares for a particular division is 100%.

The Individual Business Objective (IBO) completion factor represents the achievement of individual goals that support divisional and company-wide financial and strategic initiatives. We conduct an annual planning process that commences each spring. The financial and strategic plan for our upcoming fiscal year is further developed with input from named executives and other members of management. With the exception of the CEO, each named executive formulates IBOs to support the Company-wide plans and initiatives. The objectives are weighted, with the combined weighting totaling 100%. Individual goals and weighting of the goals for each named executive, except the CEO, in 2009 were as follows:

Mr. Stewart:	Consolidated Revenue	5
	Office of CFO Budget Performance	10
	Office of CFO Lean Performance	15
	Optimize Capital Structure	35
	SG&A Expense Reduction	15
	Debt Covenant Management	20

	Total	100%

Mr. Hatfield:	Optimize Capital Structure	15
	Long-Term Cash Incentive Program	10
	Energy Services Recordkeeping System	15
	IRS Audit Response	10
	Legal Department Lean Performance	5
	Strategic Transaction Management	5
	Litigation Management	10
	Consolidated Operating Income	30

	Total	100%

Mr. Gehrmann:	Division Operating Income	30
	Capex Budget Attainment	15
	Division Marketing Program	15
	Division Operating Margin	10
	Technology Management Succession	10
	International Business Development	10
	Competitive Analysis Development	10

	Total	100%

Mr. Lawless:	Sub-division Operating Income	30
	Eldorado Stone non-financial IBO Attainment	40
	Administration group non-financial IBO Attainment	10
	Operations group non-financial IBO Attainment	10
	Sales group non-financial IBO Attainment	10

	Total	100%

Mr. Frailey:	N/A (no IBOs established for new position)

These IBOs are reviewed and approved or adjusted by the CEO at the beginning of the fiscal year. During the fiscal year, named executives and other participants work to complete the IBOs. At the end of the fiscal year, results are reported. The CEO evaluates the reports and recommends a final achievement factor to the Compensation Committee, which can range from 0% to 100%. For the CEO, the IBO completion factor is generally assumed to be 100% and formal IBOs are not formulated, since the CEO’s performance is measured against the attainment of overall corporate objectives. However, the Compensation Committee reviews results against the Company-wide plans and initiatives annually and can adjust the IBO completion factor downward for any participant, including the CEO. In 2009, IBO completion factors for the named executives ranged from 65% to 100% as follows. It should be noted, however, that in the cases of Messrs. Benson, Stewart, Hatfield, Lawless, and Frailey, no bonus pool was generated (see description of bonus pool formation above). Thus, for those executives, when the IBO completion factors outlined below were applied against a bonus pool of zero dollars, no annual bonus resulted. The named executive officers’ IBO completion factors were as follows:

•	Kirk A. Benson, CEO, 100% attainment.

•	Steven G. Stewart, CFO, 88% attainment. Mr. Stewart’s attainment was impacted by consolidated revenue that was lower than targeted and by non-completion of the CFO lean performance objective.

•

Harlan M. Hatfield, General Counsel and Secretary, 65% attainment. Mr. Hatfield’s attainment was impacted by non-completion of the Legal Department lean performance objective as well as consolidated operating income that was lower than targeted.

•

William H. Gehrmann III, President, Headwaters Resources, Inc., 75% attainment. Mr. Gehrmann’s attainment was impacted by divisional operating income and divisional operating margin that was lower than targeted.

•

John N. Lawless, III, President, Headwaters Construction Materials, Inc., 80% attainment. Mr. Lawless’ attainment was impacted by operating division revenue and operating income that were lower than targeted.

•

Kenneth R. Frailey, No attainment. Effective in July, 2009, Mr. Frailey’s role transitioned from President of Headwaters Energy Services to Senior Management Advisor. Thus, he did not serve in his executive officer role for the entire fiscal year and no attainment score was assigned.

An example of how the annual bonus amount is calculated is set forth below. The example uses Mr. Gehrmann’s calculation for fiscal year 2009:

Division Bonus Pool	x	Individual Bonus Pool Share	x	IBO Completion Factor	=	FY 2009 Individual Bonus
$242,287	x	13.6%	x	75.0%	=	$24,713

When the fiscal 2009 bonus amount is added to the $280,693 in “banked” amounts from prior years (see footnote 6 to Summary Compensation Table), Mr. Gehrmann’s bonus payments in fiscal year 2009 totaled $305,406.

This bonus system serves to focus annual bonus plan participants on metrics that are divisional, and therefore more within their control. In addition, participants are focused on operating income, a commonly-reported and easily-understood financial metric.

Discretionary Bonuses. In some circumstances, the Compensation Committee may determine that the annual incentive plan does not adequately reward senior executives. These circumstances may include the fact that significant market inequities exist, or that performance far exceeded expectations. In these cases, discretionary bonuses are used to assure that appropriate spot corrections are made for temporary market inequities and/or to assure that executives are appropriately rewarded. The Committee determines discretionary bonuses for the CEO. The CEO recommends discretionary bonuses for all other participants, including the named executives, which are then approved or adjusted by the Committee. In fiscal year 2009, Mr. Gehrmann received a discretionary bonus of $25,000 in recognition of increased responsibility as a result of his acceptance of the responsibility to lead key elements of the Energy Services business unit following organizational changes in April 2009.

When all bonuses (annual and discretionary) paid to named executives in fiscal year 2009 are added to base salary, the total annual cash compensation compares to positions in the data from the surveys discussed above in the following manner.

CASH COMPENSATION COMPARED TO MARKET – FISCAL 2009

Name and Position	Total Cash Compensation Compared to 75th Percentile of Market (%)
Kirk A. Benson, Chief Executive Officer	41

Steven G. Stewart, Chief Financial Officer	46

Harlan M. Hatfield, Vice President, General Counsel and Secretary	50

William H. Gehrmann, III, President, Headwaters Resources, Inc.	64

John N. Lawless, III, President, Headwaters Construction Materials, Inc.	51

Kenneth R. Frailey, President, (formerly) Headwaters Energy Services	NA	(1)

(1)

Mr. Frailey’s role changed in July 2009. We have no market data for his new role (Senior Management Advisor) and thus have no method to determine his total cash compensation compared to the 75th percentile of the market.

Our Compensation Committee believes that we have executed on our compensation philosophy given the level of Company performance in fiscal 2009. Annual total cash compensation is generally well below the 75th percentile of market.

Long-Term Incentive Compensation. Historically, we have used a variety of long-term incentive vehicles, all authorized under the Headwaters Incorporated Long Term Incentive Compensation Plan approved by stockholders in 2005.

During fiscal 2006, we made grants of long-term incentive cash bonus awards to certain officers and employees, including several of the named executive officers. These awards were granted under Headwaters’ Long Term Incentive Compensation Plan. In accordance with terms of the awards, cash payments were based on several factors, including (i) individual performance in Headwaters’ Incentive Bonus Plan (IBP), and (ii) the achievement of stipulated financial goals as measured by economic value added (EVA) over a three-year period by Headwaters and its strategic business units (SBUs). The formula for determining the cash award was set as follows:

Sum of 3 Years’ Annual Incentive Awards     X    Individual Factor     X    SBU EVA Goal Factor

The first factor was the sum of the annual bonus awards for fiscal 2006, 2007 and 2008 for each participant.

The individual factor is a multiplier that was assigned to each participant. For each participant in a given division, the Company’s chief executive officer and the participant’s business unit leader established a long-term incentive cash individual factor using an analysis of market long-term incentive compensation. The analysis provided a preliminary amount of the total respective division’s compensation for each participant. These individual targets for each participant in the respective division compensation amounts were compared to the sum of three years of projected annual cash incentives, which represented an individual factor of 1.0. The business unit leader and/or the chief executive officer subjectively adjusted the individual factor upward or downward, taking into consideration the participant’s long-term incentive compensation amounts, the participant’s sphere of influence, the participant’s impact on operating income and internal equity. With respect to the Company’s chief executive officer’s individual factor, the Compensation Committee established, in light of the foregoing factors, a preliminary factor of 1.0 without subjective adjustment because Mr. Benson’s performance is measured against the attainment of overall corporate objectives. For the four named executives (Mr. Stewart was not a participant) who participated in the plan, the individual factors ranged from 1.0 to 1.5.

The SBU EVA Goal Factor was a measure of the cumulative EVA over the three year period encompassing fiscal 2006, 2007 and 2008. The SBU EVA Goal Factor was 0% for EVA delivery under 80% of the three-year goal. The factor was 50% for EVA generation of 80% of the goal. The factor increased in a linear fashion for each additional percent of goal attainment until 100% of the goal was reached. At or above 100% goal achievement, the factor was 100%.

At the conclusion of fiscal 2008, one SBU (Headwaters Resources) had achieved enough EVA generation to qualify for awards under this arrangement. This SBU achieved over 100% of the required EVA generation. Thus awards were made to 20 employees within the SBU, including one named executive (Mr. Gehrmann).

One of the elements of the long-term incentive cash plan in effect in fiscal 2008 was a “banking” feature. This feature provided that, upon completion of the three-year performance period (fiscal 2006 through fiscal 2008), 50% of the earned payouts were distributed. The remaining 50% were “banked,” with payouts in the two subsequent years. This feature was intended to promote sustained financial performance of the business unit and encourage retention by requiring participants to be actively employed in the two years subsequent to the performance period to be eligible for payout of “banked” amounts. Thus, 25% of the earned payouts occurred at the end of fiscal 2009, and the remaining 25% will occur at the end of fiscal 2010.

The following table shows the EVA goals and the EVA Goal Factors achieved over the three-year period ended September 30, 2008 for each of the Company’s SBUs.

LONG-TERM INCENTIVE PERFORMANCE – FISCAL 2006-2008

SBU	Three-year EVA Goal ($)	EVA Goal Factor Achieved (%)
Corporate	145,000,000	0
Headwaters Resources	38,600,000	100
Tapco	34,300,000	0
Eldorado	12,100,000	0
SCP	22,100,000	0
Energy Services	39,300,000	0
Specialty Chemicals	66,600,000	0

In fiscal 2009, we continued the long-term incentive program that utilizes a combination of annual SAR grants, restricted stock grants and long-term cash awards. These vehicles are combined at different ratios for different levels of management. For senior management, including named executives, the primary emphasis is on SAR awards, with secondary emphasis on restricted stock and long-term cash awards. This results in primary senior management focus on stock price performance, directly aligning the interests of executives with the interests of stockholders. It also puts a higher percentage of long-term compensation at risk as the design delivers less immediate value to executives. The secondary focus for this group is evenly distributed between retention (provided by restricted stock grants) and sustained financial performance (provided by long-term cash awards based on free cash flow generation).

All stock-based awards granted by the Company must have prior Compensation Committee approval. With very few exceptions, stock-based awards are granted at regularly scheduled Committee meetings, usually held in connection with regularly scheduled Board meetings. Occasionally, the Committee will approve an award in connection with the appointment of a newly-hired officer, the timing of which may necessitate a special Committee meeting not held in connection with a regular Board meeting. The exercise price for all stock-based awards coincides with the date the Committee approves the award grant. It is against Company policy to back-date stock-based awards or to try to time stock-based awards for any reason and we have never engaged in these practices.

In April 2009, the Committee awarded performance-based SARs to many of the executives, including Messrs. Benson, Stewart, Hatfield, Gehrmann, and Lawless. These awards were designed to directly incent participants to achieve short-term goals related to business performance during the fiscal year. The vesting of these awards was similar in timing to previous SAR awards, but all vesting was subject to the achievement of trailing twelve months EBITDA of $145 million and incremental cash generation of $40 million over budgeted levels as of the end of the fiscal year (September 30, 2009). At the end of the fiscal year, the committee determined that the performance criteria had not been met and the awards were cancelled, as the awards could never vest.

The long term cash incentive element is in the form of approved grants of performance unit awards. These awards are settled in cash based on the achievement of goals tied to cumulative divisional free cash flow generated from fiscal 2009 forward. Payments vest according to a predetermined schedule as free cash flow accumulates over time. To promote retention, these payments lag behind actual achievement of the goal, including a final payment that is made one year after the free cash flow goal is fully achieved.

Retention Bonuses. In 2007, the Compensation Committee put a one-time retention bonus arrangement in place for many of the executives. This arrangement was designed to help retain talented executives at a time when the existing long-term incentive plan was not making significant contribution to management compensation. These arrangements called for cash bonuses to be paid out in January, 2009 for participating executives who remained employed by Headwaters from July 2007 to December 2008. Named executives who participated in these arrangements and therefore received payments in January 2009 included Mr. Benson, $200,000; Mr. Stewart, $91,000; Mr. Hatfield, $85,000; Mr. Lawless, $125,000; and Mr. Frailey, $95,000.

Award Adjustment or Recovery. We do not have a policy to recover or otherwise adjust payments made or awards earned as a result of changes in subsequent periods relating to performance measures upon which such payments or awards are based, sometimes referred to as a “clawback” policy. We have not required any named executive to return any award or repay any payment received in any fiscal year.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to certain named executives unless compensation is based on an individual’s meeting pre-established performance goals determined by a compensation committee and approved by stockholders. For 2009, the annual bonuses were designed to satisfy the requirements for deductible compensation.

Retirement and Other Benefits

Generally, we view retirement savings as a personal matter. We encourage pre-tax retirement savings through the use of a traditional 401(k) plan and a deferred compensation plan, but offer no defined benefit pension plans or other retirement programs.

401(k) Plan. All full-time employees (including named executives) are eligible to participate in the Headwaters 401(k) Savings and Investment Plan. In normal circumstances, we match participant deferrals at a rate of 50% of the first six percent of salary or incentive compensation deferred. Matching contributions are fully vested at the end of the third plan year of service. Due to economic factors, we suspended the 401(k) match in January 2009. The match remained suspended through the end of fiscal 2009.

Deferred Compensation Plan. The Headwaters Incorporated Deferred Compensation Plan (DCP) is not qualified under Section 401(a) of the Internal Revenue Code and is limited to a selected group of management employees and highly compensated employees. The purpose of the DCP is to facilitate retirement savings above and beyond what is available to highly-compensated employees through the 401(k) plan. All named executives currently employed are eligible to participate in the DCP. Participants in the DCP can annually elect to defer up to 50% of base salary and up to 100% of incentive compensation into the plan. Normally, participant deferrals are matched by us at a rate of 50% of the first six percent of salary or incentive compensation deferred less any match made through the 401(k) Plan. Matching contributions are fully vested at the end of the third plan year of service. Due to economic factors, we suspended the DCP match in January 2009. The match remained suspended through the end of fiscal 2009.

Perquisites. Eligible employees, including named executives, participate in various other employee benefit plans, including medical and dental care plans; flexible spending accounts for health care; life, accidental death and dismemberment and disability insurance; employee assistance programs; and vacation plans. The primary purpose of providing these plans and limited perquisites to senior executives is to attract and retain talented executives to manage the Company. With respect to non-insurance perquisites, we prefer to take a minimalist approach. With very few exceptions, executive non-insurance perquisites are limited to automobile allowances or assignment of a Company vehicle that includes reimbursement for fuel and maintenance expenses.

*    *    *    *    *

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2009 Annual Report on Form 10-K.

Compensation Committee

Blake O. Fisher, Jr., Chairman

James A. Herickhoff

Malyn K. Malquist

Summary Compensation Table

The following sets forth the compensation of Headwaters’ Chief Executive Officer, the Chief Financial Officer, the three most highly compensated persons who were serving as executive officers as of September 30, 2009, plus one other person who was an executive officer during 2009. Unless otherwise noted, the amounts shown represent what was earned in the respective fiscal years.

SUMMARY COMPENSATION TABLE – FISCAL 2007, 2008 AND 2009

Name and principal position	Year	Salary ($)	Bonus (4) ($)	Stock awards (5) ($)	Option awards (5) ($)	Non-equity incentive plan compensation (6) ($)	All other compensation (7) ($)		Total ($)
Kirk A. Benson	2009	650,000	200,000	309,843	842,743	238,162	0		2,240,748
Chief Executive Officer	2008	725,000	0	170,297	625,001	581,833	21,792	(8)	2,123,923
	2007	675,000	0	682,768	1,027,794	1,378,607	0		3,764,169

Steven G. Stewart(1)	2009	304,685	91,000	58,729	127,796	0	0		582,210
Chief Financial Officer	2008	304,685	0	49,446	94,776	40,035	0		488,942
	2007	134,771	0	136,044	0	61,284	96,417	(9)	428,516

Harlan M. Hatfield(2)	2009	245,700	85,000	44,618	100,261	33,598	0		509,177
Vice President, General Counsel and Secretary	2008	239,770	0	35,859	220,113	88,874	14,954	(10)	599,570

William H. Gehrmann, III(2)	2009	253,800	25,000	57,989	141,706	305,406	12,143	(11)	796,044
President, Headwaters Resources, Inc.	2008	248,121	0	40,482	105,094	631,727	0		1,025,424

John N. Lawless, III	2009	311,640	125,000	59,437	161,658	31,641	24,773	(12)	714,149
President, Headwaters Construction Materials, Inc.	2008	317,601	0	32,668	119,891	61,206	25,251	(12)	556,617
	2007	292,439	135,000	0	270,941	213,185	32,600	(12)	944,165

Kenneth R. Frailey (3)	2009	250,165	95,000	62,951	149,519	46,339	15,947	(13)	619,921
(formerly) President, Headwaters Energy Services	2008	256,785	595	46,259	110,888	76,835	12,358	(13)	503,720
	2007	221,200	0	16,000	259,213	265,323	0		761,736

(1)	Mr. Stewart was reappointed Chief Financial Officer effective September 4, 2007. He was employed in a non-executive position for the period from October 1, 2006 to September 4, 2007.

(2)	Messrs. Hatfield and Gehrmann were executive officers for all fiscal years presented, but were not named executives in 2007.

(3)	Mr. Frailey was an executive officer for all of fiscal 2007 and 2008, and in 2009 through July 8, 2009, at which time he transitioned to a non-executive position.

(4)	The amounts shown in this column for 2009 represent retention bonuses and discretionary payments approved by Headwaters’ compensation committee. Prior year amounts represent discretionary payments, also approved by Headwaters’ compensation committee. Bonuses for 2007 paid under terms of Headwaters’ Short Term Incentive Bonus Plan, approved by stockholders in 2005, and bonuses for 2008 and 2009 paid under terms of Headwaters’ Amended and Restated Short Term Incentive Bonus Plan, approved by stockholders in 2008, are shown in the column titled “Non-equity incentive plan compensation.”

(5)	Stock-based compensation for stock awards and option awards represents the amounts recognized for financial reporting purposes, calculated in accordance with U.S. generally accepted accounting principles, except that estimated forfeitures were disregarded. A significant portion of the stock-based compensation shown above for 2007 arose from the voluntary cancellation of certain stock-based awards granted in 2005. The cancellations occurred in part because of the low perceived value of the awards by both the Company and award recipients and because recipients were paying for certain of the awards over a stipulated period of time. The amounts of accelerated compensation cost related to cancelled awards were as follows: Mr. Benson – $1,032,078, Mr. Lawless – $142,784, and Mr. Frailey – $136,600. No named executive received any actual compensation benefit from any of the cancelled awards, either in fiscal 2007 or in any prior fiscal year. As noted in the section below titled Grants of Plan-Based Awards, the April 30, 2009 awards were performance-based SARs, all of which were cancelled on September 30, 2009 because the performance criteria required to be met on or before that date for vesting to occur were not met and the awards could never vest. Accordingly, no expense for those SARs was recognized in 2009. Reference is made to Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year 2009 for a detailed description of the assumptions used in valuing stock-based awards.

(6)	Represents bonuses paid under terms of our Incentive Bonus Plan, including banked amounts from 2005 and 2006 that were earned and paid in fiscal 2007, banked amounts from 2006 and 2007 that were earned and paid in fiscal 2008, and banked amounts from 2007 that were earned and paid in fiscal 2009. Banked amounts included in the table are as follows: Mr. Benson – $377,284 in 2007, $378,929 in 2008 and $238,162 in 2009; Mr. Stewart – $61,284 in 2007 and $0 in 2008 and 2009; Mr. Hatfield – $54,937 in 2008 and $33,598 in 2009; Mr. Gehrmann – $78,617 in 2008 and $49,901 in 2009; Mr. Lawless – $80,152 in 2007, $61,206 in 2008 and $31,641 in 2009; and Mr. Frailey – $70,495 in 2007, $69,507 in 2008 and $46,339 in 2009. In addition, for Mr. Gehrmann, $461,584 in 2008 and $230,792 in 2009 represent amounts earned under a long-term incentive cash award granted under our Long Term Incentive Compensation Plan, approved by stockholders in 2005.

(7)	No amounts are reported in other compensation if the total of such compensation is less than $10,000.

(8)	Represents $16,545 of matching 401(k) and deferred compensation plan contributions, $3,379 for financial planning consultations and $1,868 of insurance premiums.

(9)	Represents $88,700 paid to Mr. Stewart upon his reappointment as Chief Financial Officer in September 2007, $6,600 of matching 401(k) and deferred compensation plan contributions and $1,117 of insurance premiums.

(10)	Represents $6,864 of matching 401(k) and deferred compensation plan contributions, $6,574 of vehicle-related perquisites and $1,516 of insurance premiums.

(11)	Represents $10,008 of matching 401(k) and deferred compensation plan contributions, $1,547 of insurance premiums and $588 of vehicle-related perquisites.

(12)	Represents $15,145 of insurance premiums, $7,620 for a club membership, and $2,008 of vehicle-related perquisites in 2009. Represents $10,985 of insurance premiums, $7,410 for a club membership, $4,806 of matching 401(k) contributions and $2,050 of vehicle-related perquisites in 2008. Represents $12,871 of insurance premiums, $10,829 of matching 401(k) contributions, $7,760 for a club membership and $1,140 of vehicle-related perquisites in 2007.

(13)	Represents $12,274 of vehicle-related perquisites, $2,444 of matching 401(k) and deferred compensation plan contributions and $1,229 of insurance premiums in 2009. Represents $7,082 of matching 401(k) and deferred compensation plan contributions, $3,696 of vehicle-related perquisites and $1,580 of insurance premiums in 2008.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards granted during fiscal 2009 to the named executives. The non-equity incentive plan awards and the April 30, 2009 SAR grants were made from our Long Term Incentive Compensation Plan. The October 30, 2008 SAR grants were made from our 2003 Stock Incentive Plan and the October 30, 2008 restricted stock grants were made from our 2002 Stock Incentive Plan. The April 30, 2009 awards were performance-based SARs, all of which were cancelled on September 30, 2009 because the performance criteria required to be met on or before that date for vesting to occur were not met and the awards could never vest. Accordingly, no expense for those SARs was recognized in 2009 and no benefit was realized by the named executives.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2009

		Estimated future payouts under non-equity incentive plan awards			All other stock awards: number of shares of stock (#)	All other option awards: number of securities underlying SARs (#)	Exercise or base price of SAR awards ($/Sh)	Grant date fair value of stock and SAR awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kirk A. Benson	October 30, 2008	1,271,400	21,613,800	25,428,000	39,978	195,144	9.84	1,290,578
Kirk A. Benson	April 30, 2009					361,610	2.52	405,003
Steven G. Stewart	October 30, 2008	179,950	3,059,150	3,599,000	6,062	29,592	9.84	195,702
Steven G. Stewart	April 30, 2009					59,184	2.52	66,286
Harlan M. Hatfield	October 30, 2008	139,750	2,375,750	2,795,000	4,756	23,216	9.84	153,536
Harlan M. Hatfield	April 30, 2009					46,432	2.52	52,004
William H. Gehrmann, III	October 30, 2008	208,200	3,539,400	4,164,000	6,722	32,813	9.84	217,005
William H. Gehrmann, III	April 30, 2009					65,626	2.52	73,501
John N. Lawless, III	October 30, 2008	227,600	3,869,200	4,552,000	7,669	37,433	9.84	247,565
John N. Lawless, III	April 30, 2009					74,866	2.52	83,850
Kenneth R. Frailey	October 30, 2008	219,900	3,738,300	4,398,000	7,093	34,622	9.84	228,973

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards for the named executives as of September 30, 2009.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2009

	Option and SAR awards				Stock awards
Name	Number of securities underlying unexercised options / SARs (#) exercisable	Number of securities underlying unexercised options / SARs (#) unexercisable	Option / SAR exercise price ($)	Option / SAR expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Kirk A. Benson	36,249 61,000 175,000 75,000 130,096 65,048	0 0 0 0 65,048 130,096	9.09 13.73 15.48 23.79 13.57 9.84	March 31, 2011 June 10, 2012 July 8, 2013 April 21, 2014 September 30, 2017 September 30, 2018	39,978	(1)	154,715

Steven G. Stewart	5,000 15,000 19,728 9,864	0 0 9,864 19,728	16.89 28.31 13.57 9.84	May 6, 2013 September 23, 2014 September 30, 2017 September 30, 2018	6,061	(2)	23,456

Harlan M. Hatfield	23,542 21,000 75,000 15,000 10,338 15,000 15,478 7,739	0 0 0 0 0 0 7,738 15,477	9.09 13.73 13.00 16.89 23.79 28.31 13.57 9.84	April 23, 2011 June 10, 2012 February 7, 2013 May 6, 2013 April 21, 2014 September 23, 2014 September 30, 2017 September 30, 2018	4,755	(3)	18,402

William H. Gehrmann, III	10,000 8,333 9,350 25,000 21,876 10,938	0 0 0 0 10,937 21,875	16.97 16.89 23.79 28.31 13.57 9.84	November 12, 2012 May 6, 2013 April 21, 2014 September 23, 2014 September 30, 2017 September 30, 2018	6,721	(4)	26,010

John N. Lawless, III	125,000 24,956 12,478	0 12,477 24,955	28.49 13.57 9.84	September 8, 2014 September 30, 2017 September 30, 2018	7,668	(5)	29,675

Kenneth R. Frailey	20,000 20,000 20,000 14,133 25,000 23,082 11,541	0 0 0 0 0 11,540 23,081	9.09 13.73 16.89 23.79 28.31 13.57 9.84	April 23, 2011 June 10, 2012 May 6, 2013 April 21, 2014 September 23, 2014 September 30, 2017 September 30, 2018	7,092	(6)	27,446

(1)	Represents restricted stock, of which 26,652 shares vest on September 30, 2010 and 13,326 shares vest on September 30, 2011.

(2)	Represents restricted stock, of which 4,041 shares vest on September 30, 2010 and 2,020 shares vest on September 30, 2011.

(3)	Represents restricted stock, of which 3,170 shares vest on September 30, 2010 and 1,585 shares vest on September 30, 2011.

(4)	Represents restricted stock, of which 4,481 shares vest on September 30, 2010 and 2,240 shares vest on September 30, 2011.

(5)	Represents restricted stock, of which 5,112 shares vest on September 30, 2010 and 2,556 shares vest on September 30, 2011.

(6)	Represents restricted stock, of which 4,728 shares vest on September 30, 2010 and 2,364 shares vest on September 30, 2011.

Option Exercises and Stock Vested

The following table sets forth information concerning fiscal 2009 option exercises and restricted stock that vested during fiscal 2009 for the named executives.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Kirk A. Benson	0	0	26,652	103,143
Steven G. Stewart	0	0	5,021	18,717
Harlan M. Hatfield	0	0	3,817	14,300
William H. Gehrmann, III	0	0	4,974	18,890
John N. Lawless, III	0	0	5,113	19,787
Kenneth R. Frailey	50,000	101,350	5,395	20,392

Nonqualified Deferred Compensation

Our non-qualified deferred compensation plan (DCP) allows eligible employees to make tax-deferred contributions of up to 50% of their base compensation and 100% of their incentive compensation. All of the named executives are eligible to participate in the DCP. The DCP is funded through a grantor trust and trust-owned life insurance on plan participants. The DCP is intended to meet all applicable regulatory requirements, including Section 409A of the Internal Revenue Code. The DCP provides investment opportunities that closely mirror the investments that participants can choose for 401(k) plan contributions. In certain instances, we match employee contributions up to a designated maximum rate and these matching contributions vest after three years. Due to economic conditions, we suspended the DCP match in January 2009. The match remained suspended for all of fiscal 2009.

The terms of participation in the DCP for the named executives are the same as for the other employees who have been approved by the Compensation Committee to participate. The following table sets forth information concerning the named executives’ participation in the DCP during fiscal 2009.

NONQUALIFIED DEFERRED COMPENSATION – FISCAL 2009

Name	Executive contributions in fiscal 2009 (1) ($)	Registrant contributions in fiscal 2009 (2) ($)	Aggregate earnings in fiscal 2009 (3) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at September 30, 2009 (4) ($)
Kirk A. Benson	137,414	4,915	(63,860)	0	640,418
Steven G. Stewart	70,702	2,212	(10,933)	0	426,279
Harlan M .Hatfield	22,301	662	10,020	0	265,539
William H. Gehrmann, III	53,325	9,068	(28,675)	0	180,181
John N. Lawless, III	0	0	0	0	0
Kenneth R. Frailey	47,422	1,819	15,737	(19,062)	217,267

(1)	All amounts reported as executive contributions are also included in the summary compensation table, either as salary or in other columns, as required.

(2)	The amounts reported as registrant contributions are included in the summary compensation table as other compensation, unless the total other compensation was not required to be reported.

(3)	None of the amounts reported as aggregate earnings are included in the summary compensation table.

(4)	Only the amounts representing executive contributions in prior years have been included in prior years’ summary compensation tables.

Other Potential Post-Employment Payments

As of September 30, 2009, there were three named executives with employment contracts that require severance or other post-employment payments: Messrs. Benson, Stewart and Frailey.

In accordance with the terms of his employment agreement, upon termination of Mr. Benson’s employment, we and Mr. Benson will enter into a consulting agreement requiring no more than 20% of Mr. Benson’s time for a three-year period, for which Mr. Benson will receive remuneration totaling $500,000. If we terminate Mr. Benson’s employment without cause or if Mr. Benson resigns all of his positions with us for good reason, such as a significant change in his responsibilities, he is entitled to termination benefits equal to 300% of his annual base salary in effect when his employment terminates. In the event of such termination, 1) all of Mr. Benson’s outstanding options, SARs and restricted stock shall immediately become fully vested and exercisable; 2) Mr. Benson will be paid a prorated bonus calculated under the provisions of the fiscal year’s bonus arrangements then in effect; and 3) Mr. Benson will be paid for any “banked” amounts under the provisions of previous fiscal years’ incentive bonus plan arrangements. If Mr. Benson were to have terminated employment on September 30, 2009 and all of the above payments made in accordance with the terms of his employment agreement, the total payments would have been $2,450,000.

Upon termination of Mr. Stewart’s employment without cause or if Mr. Stewart resigns all of his positions with us for good reason, he is entitled to termination benefits equal to 1) two times the sum of his current annual base salary (or, if higher, the highest rate in effect during the two-year period prior to the date of termination) plus the highest cash bonus paid or payable for any single year in the three-year period commencing two years prior to the year in which the termination occurs; and 2) specified medical benefits, in an amount not to exceed $50,000. If Mr. Stewart were to have terminated employment on September 30, 2009 and all of the above payments made in accordance with the terms of his employment agreement, the total payments would have been $781,938.

Upon termination of Mr. Frailey’s employment agreement without cause, he is entitled to termination benefits equal to 1) his current annual base salary of $197,100, paid in accordance with regular payroll practices, through June 1, 2012, plus a bonus totaling $197,100 payable beginning June 1, 2012; 2) accelerated vesting of any outstanding stock-based awards that would have vested subsequent to the termination date through June 1, 2012; 3) any payments due under long-term incentive awards; and 4) continued specified health and welfare benefits through March 2018. If Mr. Frailey were to have terminated employment on September 30, 2009, the above payments, all of which would have been payable subsequent to September 30, 2009, would have been $806,060.

The Compensation Committee has approved Executive Change in Control Agreements with certain of our officers, including all of the named executives except for Mr. Frailey. Upon a change in control, as defined, the agreements provide for immediate vesting and exercisability of all outstanding stock-based awards. In addition, if termination of employment occurs within a specified period of a change in control, the agreements provide for 1) severance pay equal to two times the sum of an officer’s current annual salary plus the highest cash bonus paid or payable for any single year in the three-year period commencing two years prior to the year in which the change in control occurs; and 2) continuance of health and other benefits and perquisites for a two-year period following the change in control. If terminations associated with a change in control would have occurred on September 30, 2009, the cash severance payments due to the applicable named executives plus the estimated costs of continuing benefits and perquisites and the excess of the market value of stock-based awards above related exercise prices would have been as follows.

POTENTIAL CHANGE IN CONTROL PAYMENTS AS OF SEPTEMBER 30, 2009

Name	($)
Kirk A. Benson	4,211,929
Steven G. Stewart	786,291
Harlan M. Hatfield	948,107
William H. Gehrmann, III	1,861,853
John N. Lawless, III	1,429,097

Summary Information about Equity Compensation Plans

As of September 30, 2009, we had four stock incentive plans, three of which have been approved by stockholders. A total of 8,600,000 shares of common stock have been reserved for ultimate issuance under the plans. One of the plans has expired and awards can no longer be granted under that plan. As of September 30, 2009, options, SARs and other awards for approximately 1,574,000 shares of common stock could be granted under the three remaining plans.

We use newly issued shares to meet our obligations to issue stock when awards are exercised. The Compensation Committee, or in its absence, the full Board, administers and interprets the plans. This Committee is authorized to grant options and other awards both under the plans and outside of any plan to eligible employees, officers, directors, and consultants. Terms of awards granted under the plans, including vesting requirements, are determined by the Committee and historically have varied significantly. Awards granted under the plans vest over periods ranging from zero to ten years, expire ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Incentive stock option grants are intended to meet the requirements of the Internal Revenue Code.

1995 Stock Option Plan. A total of 2,400,000 shares of common stock are reserved for issuance under the 1995 Stock Option Plan. The 1995 Plan expired in 2005 and awards can no longer be granted under the 1995 Plan. The 1995 Plan provided for the granting of both incentive stock options (ISOs) and non-statutory stock options (NSOs).

2002 Stock Incentive Plan. In 2002, the Board of Directors adopted the 2002 Stock Incentive Plan. The number of shares reserved under the 2002 Plan is 1,500,000. NSOs, restricted stock, SARs and stock units may be granted under the 2002 Plan. ISOs may not be granted under the 2002 Plan, which expires ten years after adoption unless terminated earlier by the Board.

2003 Stock Incentive Plan. In 2003, the Board of Directors adopted the 2003 Stock Incentive Plan. The 2003 Plan was approved by stockholders at the 2003 annual meeting. In January 2004, the Board of Directors approved Amendment No. 1 to the 2003 Plan, which increased the number of shares available for award grants to 2,500,000. Amendment No. 1 to the 2003 Plan was approved by stockholders at the 2004 annual meeting. ISOs, NSOs, restricted stock, SARs and stock units may be granted under the 2003 Plan, which expires ten years after adoption unless terminated earlier by the Board.

Long Term Incentive Compensation Plan. In 2005, the Board of Directors adopted the Long Term Incentive Compensation Plan (LTIP). The LTIP was approved by stockholders at the 2005 annual meeting. In December 2008, the Board of Directors approved amendments to the LTIP, including an increase in the number of shares available for award grants to 2,200,000. The LTIP amendments were approved by stockholders at the 2009 annual meeting. The LTIP authorizes the grant of several types of awards, including ISOs, NSOs, SARs, restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards and other performance awards. Most awards under the LTIP are subject to a minimum service vesting requirement of at least three years. There are also annual limits on certain types of awards and on the number of awards that can be granted to a single participant in any calendar year. The LTIP expires March 1, 2015.

Other Options. In addition to options granted under the above-described plans, we have periodically granted options for the purchase of common stock to employees, officers, directors and consultants outside those plans that were not qualified as ISOs for tax purposes. There were no such option grants during fiscal 2009.

Stockholder Approval of Equity Compensation Plans. The following table presents information as of September 30, 2009 about our common stock that may be issued upon the exercise of options, SARs and other equity-based awards granted to employees, consultants or members of the Board of Directors under all of our existing equity compensation plans and individual arrangements. As described above, we have four stock option and stock incentive plans (one of which, the 1995 Plan, has expired) under which options and other awards have been granted. We have also issued options not covered by any plan. The 1995 Plan, the 2003 Plan and the LTIP have been approved by stockholders. The 2002 Plan has not been approved by stockholders. The amounts included in the caption “not approved by stockholders” in the table below represent amounts applicable under the 2002 Plan plus all awards granted outside of any plan.

(shares in thousands)
Plan Category	Maximum shares to be issued upon exercise of options and other awards	Weighted-average exercise price of outstanding options and other awards	Shares remaining available for future issuance under existing equity compensation plans (excluding shares reflected in the first column)
Plans approved by stockholders	2,799	$17.32	1,435
Plans not approved by stockholders	1,006	18.44	139

Total	3,805	$17.61	1,574

Performance-based Awards. As described previously, performance-based SARs were awarded to certain named executives in 2009, all of which were cancelled on September 30, 2009 because the performance criteria required to be met on or before that date for vesting to occur were not met and the awards could never vest. The following table presents information related to the grant of performance-based SARs in 2009 for all employees.

FISCAL 2009 PERFORMANCE-BASED SAR AWARDS

(Shares)
Outstanding as of September 30, 2008	0
2009 grants	1,235,646
Cancellations	1,235,646
Outstanding as of September 30, 2009	0

No Loans for Option Exercises. It is our policy to not make loans to employees or officers for the purpose of paying for the exercise of stock options.

2000 Employee Stock Purchase Plan

The Board approved the 2000 Employee Stock Purchase Plan (ESPP) to provide eligible employees with an opportunity to increase their proprietary interest in Headwaters by purchasing common stock on favorable terms and to pay for such purchases through payroll deductions. The ESPP was approved by stockholders in 2000. A total of 1,250,000 shares of common stock have been reserved for issuance under the Plan, and approximately 227,000 shares remain available for future issuance as of September 30, 2009. In accordance with terms of the ESPP, participating employees purchase shares of stock directly from us, which shares have historically been made available from treasury shares which have been repurchased on the open market. The ESPP is intended to comply with Section 423 of the Internal Revenue Code, but is not subject to the requirements of ERISA. Employees purchase stock through payroll deductions of 1% to 10% of cash compensation, subject to certain limitations. The stock is purchased in a series of quarterly offerings. The cost per share to the employee is 85% of the fair market value at the end of each offering period.

Incentive Bonus Plan

The Incentive Bonus Plan (IBP), the specifics of which are approved annually by the Compensation Committee, provides for annual cash bonuses to be paid if we accomplish certain financial goals and if participating employees meet individual goals. Under the terms of the IBP, annual cash awards can be earned by participants selected by the Compensation Committee who are employed at the end of the fiscal year, provided our goals and the participant’s individual goals are met or exceeded. Participants in the IBP are selected based on their roles and responsibilities.

Historically, a portion of annual cash awards “earned” by certain management personnel have been “banked,” meaning that the full amount of the awards is not actually earned and paid unless the minimum target set by the Compensation Committee is achieved in each of the two succeeding fiscal years. With the exception of a portion of the amounts shown for Mr. Gehrmann (as described in note 6 to the table), the non-equity incentive plan compensation amounts in the Summary Compensation Table represent the cash awards earned by the named executives and include 50% of the banked amounts which were earned in those years. Banking ceased beginning in fiscal 2008 because the Company determined that the objectives of the banking mechanism, including retention, were being achieved through long-term incentive awards.

Long-Term Incentive Awards

Cash Awards. During fiscal 2006, the Compensation Committee authorized the grant of long-term incentive cash bonus awards to certain officers and employees, including all of the named executives except for Mr. Stewart, which awards were granted under the LTIP. In accordance with terms of the awards, cash payments were required to be made at the end of and after the end of the three-year performance period ended on September 30, 2008. Cash payments are based on several factors, including 1) individual performance under the incentive bonus plan applicable to the individual, and 2) the achievement of stipulated financial goals as measured by EVA over a three-year period by Headwaters and our operating units.

Based on results achieved during the three-year performance period, the maximum total payouts under the awards will not exceed $2,800,000, of which approximately $2,100,000 has been either paid or accrued as of September 30, 2009. Only 50% of the earned payouts were paid at the end of fiscal 2008, the end of the three-year performance period. The remaining 50% are required to be paid in equal installments at the end of fiscal 2009 and fiscal 2010 provided the individuals are then current employees. Mr. Gehrmann earned $461,584 and $230,792 in 2008 and 2009, respectively, under this incentive program and has the potential to earn $230,792 at the end of fiscal 2010 if he remains employed through September 30, 2010. No other named executive earned any cash payment for any period under the 2006 grants.

In 2009, the Compensation Committee approved grants of performance unit awards to certain officers and employees, including all of the named executives, which awards were granted under the LTIP. The awards will be settled in cash based on the achievement of goals tied to cumulative divisional free cash flow generated subsequent to September 30, 2008 and prior to September 30, 2028, at which time the awards expire, if not forfeited earlier. These awards replaced all existing long-term cash-based awards, except for the 2006 awards described above. For purposes of these awards, free cash flow is generally defined as operating income plus depreciation, amortization and goodwill impairment, reduced by capital expenditures. Payments will vest according to a predetermined schedule as free cash flow accumulates over time. The maximum payout under the performance unit awards to all participants if all performance criteria were to be achieved by all of Headwaters’ operating divisions would be approximately $77,800,000. Approximately $700,000 has been accrued for these awards through September 30, 2009. The threshold, target, and maximum payouts for the named executives are reflected in the section above titled Grants of Plan-Based Awards.

Performance Units. In 2005 the Compensation Committee authorized the grant of performance unit awards, to be settled in cash, based on performance criteria tied to the economic value created or preserved by one of our operating units after December 2007. The grants of these performance units were made in 2006 and could result in the payment to employees, including two of the named executives, of a maximum amount of approximately $2,300,000 if all performance criteria are met. The performance period ends at the conclusion of fiscal 2011, following which the required payments would be made. No amounts have been expensed for these awards through September 30, 2009 because it is not yet probable that the performance criteria will be met.

DIRECTOR COMPENSATION

In 2009, we paid our non-employee directors an annual cash retainer and granted restricted stock units for our common stock under our Long Term Incentive Compensation Plan. We also pay members of the Board an additional cash retainer for any additional responsibilities associated with service on board committees, as described below. We reimburse directors for out-of-pocket expenses they incur when attending meetings of the Board. Salaried executives who serve as directors are not paid for their services as directors and accordingly, Kirk A. Benson is not included in the director compensation table below.

The following table sets forth the compensation we paid our non-employee directors in 2009. Unless otherwise noted, the amounts shown represent what was earned in fiscal 2009.

DIRECTOR COMPENSATION TABLE – FISCAL 2009

Name	Fees earned or paid in cash ($)	Stock awards (1) ($)	Option awards (1) ($)		Total ($)
R Sam Christensen	70,000	9,393	13,527	(2)	92,920
William S. Dickinson	60,000	9,393	13,527	(3)	82,920
Blake O. Fisher, Jr.	70,000	9,393	13,407	(4)	92,800
E. J. “Jake” Garn	65,000	9,393	13,407	(5)	87,800
James A. Herickhoff	85,000	9,393	13,407	(6)	107,800
Malyn K. Malquist	65,000	9,393	13,527	(7)	87,920
Raymond J. Weller	50,000	12,134	13,407	(8)	75,541

(1)	In March 2009, restricted stock units were granted to all non-employee directors. The grant date fair value of each restricted stock unit, calculated in accordance with U.S. generally accepted accounting principles, was $1.58, the closing price of the common stock on the grant date. No other options or stock awards were granted to any non-employee director in fiscal 2009. The amounts in these columns represent total stock-based compensation recognized for financial reporting purposes for fiscal 2009, calculated in accordance with U.S. generally accepted accounting principles, except that estimated forfeitures were disregarded. Reference is made to Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year 2009 for a detailed description of the assumptions used in valuing stock-based awards.

(2)	As of September 30, 2009, Mr. Christensen had 72,000 options outstanding, all of which were vested.

(3)	As of September 30, 2009, Mr. Dickinson had 72,000 options outstanding, all of which were vested.

(4)	As of September 30, 2009, Mr. Fisher had 48,000 options outstanding, all of which were vested.

(5)	As of September 30, 2009, Mr. Garn had 84,000 options outstanding, all of which were vested.

(6)	As of September 30, 2009, Mr. Herickhoff had 84,000 options outstanding, all of which were vested.

(7)	As of September 30, 2009, Mr. Malquist had 72,000 options outstanding, all of which were vested.

(8)	As of September 30, 2009, Mr. Weller had 48,000 options outstanding, all of which were vested.

All outside directors are entitled to base annual cash compensation of $50,000, which we pay quarterly. The following additional annual compensation is also paid, in quarterly installments: Vice Chair of the Board, $25,000; Chair of the Audit Committee, $20,000; other members of the audit committee, $10,000; other (than audit) committee chairs, $10,000; and other (than audit) committee members, $5,000. Historically, the outside directors also received options for the purchase of common stock which normally vested at the rate of 12,000 shares each year, through December 31, 2008. Beginning in 2009, directors received grants of restricted stock units.

In January 2006, Messrs. Christensen, Dickinson and Malquist were each granted options to purchase a total of 36,000 shares of common stock at an exercise price equal to the closing price of the common stock on the grant date. These options vested ratably in December 2006, 2007 and 2008. In November 2007, Messrs. Fisher, Garn, Herickhoff and Weller were each granted options to purchase a total of 12,000 shares of common stock at an exercise price equal to the closing price of the common stock on the grant date. These options vested in December 2008.

In March 2009, restricted stock units for 8,565 shares of common stock were granted to all non-employee directors except Mr. Weller, who received 11,065 restricted stock units. The restricted stock units vested 50% on the grant date and 50% on January 1, 2010. In fiscal 2009, Mr. Herickhoff exercised 23,500 options, for which he received $38,180 of value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information as of December 31, 2009 regarding the beneficial ownership of our common stock, for:

•	each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our common stock;

•	each director;

•	each named executive; and

•	all directors and executive officers as a group.

We relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of December 31, 2009 there were 60,442,333 shares of common stock outstanding, including 121,130 shares of treasury stock. As of that date, there were options to purchase 1,811,500 shares of common stock, and there were 2,706,076 SARs and 62,455 restricted stock units outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
5% Stockholders:
Christopher Crossan, Global Chief Compliance Officer Dimensional Fund Advisors LP (3) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,367,336		5.6%

John McGahan, Principal Barclays Global Investors, NA (4) 400 Howard Street San Francisco, CA 94105	3,355,553		5.6%

David Taylor, Assistant General Counsel Soros Fund Management LLC (5) 888 Seventh Avenue, 33rd Floor New York, NY 10106	3,200,000		5.3%

Directors:
Kirk A. Benson	1,700,101	(6)	2.8%
Raymond J. Weller	107,721	(7)	*
James A. Herickhoff	104,365	(8)	*
R Sam Christensen	99,865	(9)	*
E. J. “Jake” Garn	92,565	(10)	*
Malyn K. Malquist	86,565	(11)	*
William S. Dickinson	83,265	(12)	*
Blake O. Fisher, Jr.	60,565	(13)	*

Executive Officers:
Harlan M. Hatfield	240,553	(14)	*
John N. Lawless, III	183,631	(15)	*
Kenneth R. Frailey	172,737	(16)	*
William H. Gehrmann, III	109,097	(17)	*
Steven G. Stewart	100,001	(18)	*
All directors and executive officers as a group (13 persons)	3,141,031	(19)	5.1%

*	Less than 1%

(1)	The address of each director and officer is c/o Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

(2)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from December 31, 2009, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of December 31, 2009.

(3)	Based on the statements on Schedule 13G filed with the SEC on February 9, 2009, Dimensional fund Advisors LP has sole voting power over 3,271,242 shares and sole dispositive power over 3,367,336 shares.

(4)	Based on the statements on Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors has sole voting power over 2,687,182 shares and sole dispositive power over 3,355,553 shares.

(5)	Based on the statements on Schedule 13G filed with the SEC on October 2, 2009, Soros Fund Management LLC has sole voting power over 3,200,000 shares and sole dispositive power over 3,200,000 shares.

(6)	Consists of 1,157,709 shares owned by Mr. Benson, options to purchase 347,249 shares held by Mr. Benson exercisable within 60 days of December 31, 2009 and 195,143 SARs exercisable within 60 days of December 31, 2009.

(7)	Consists of 48,656 shares owned by Mr. Weller, options to purchase 48,000 shares held by Mr. Weller exercisable within 60 days of December 31, 2009 and 11,065 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(8)	Consists of 11,800 shares owned by Mr. Herickhoff and options to purchase 84,000 shares held by Mr. Herickhoff exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(9)	Consists of 19,300 shares owned by a partnership of which Mr. Christensen is a Trustee of the General Partner and options to purchase 72,000 shares held by Mr. Christensen exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(10)	Consists of options to purchase 84,000 shares held by Mr. Garn exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(11)	Consists of 6,000 shares owned by Mr. Malquist and options to purchase 72,000 shares held by Mr. Malquist exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(12)	Consists of 2,700 shares owned by Mr. Dickinson and options to purchase 72,000 shares held by Mr. Dickinson exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(13)	Consists of 4,000 shares owned by Mr. Fisher and options to purchase 48,000 shares held by Mr. Fisher exercisable within 60 days of December 31, 2009 and 8,565 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

(14)	Consists of 57,456 shares owned by Mr. Hatfield, options to purchase 84,880 shares held by Mr. Hatfield exercisable within 60 days of December 31, 2009 and 98,217 SARs exercisable within 60 days of December 31, 2009.

(15)	Consists of 21,197 shares owned by Mr. Lawless, options to purchase 125,000 shares held by Mr. Lawless exercisable within 60 days of December 31, 2009 and 37,434 SARs exercisable within 60 days of December 31, 2009.

(16)	Consists of 38,981 shares owned by Mr. Frailey, options to purchase 99,133 shares held by Mr. Frailey exercisable within 60 days of December 31, 2009 and 34,623 SARs exercisable within 60 days of December 31, 2009.

(17)	Consists of 23,600 shares owned by Mr. Gehrmann, options to purchase 52,683 shares held by Mr. Gehrmann exercisable within 60 days of December 31, 2009 and 32,814 SARs exercisable within 60 days of December 31, 2009.

(18)	Consists of 50,409 shares owned by Mr. Stewart, options to purchase 20,000 shares held by Mr. Stewart exercisable within 60 days of December 31, 2009 and 29,592 SARs exercisable within 60 days of December 31, 2009.

(19)	Consists of 1,441,808 shares issued and outstanding, options to purchase 1,208,945 shares exercisable within 60 days of December 31, 2009, 427,823 SARs exercisable within 60 days of December 31, 2009 and 62,455 restricted stock units that were fully vested on January 1, 2010 and which are obtainable upon termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us with respect to fiscal 2009 and on representations that no other reports were required, we believe that during the 2009 fiscal year all applicable Section 16(a) filing requirements were met, except that Mr. Benson filed nine Forms 4 after the applicable due dates and Mr. Christensen filed one Form 4 after the applicable due date. All of these late filings related to put contracts entered into by Mr. Benson or Mr. Christensen whereby third parties can require them to purchase Headwaters shares at predetermined prices without prior notification to Mr. Benson or Mr. Christensen. Obtaining timely information about such transactions is difficult.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Transactions with Management and Others

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which we and our subsidiaries are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related persons. Our Code of Ethics and Business Conduct, which is available on our website at www.headwaters.com, prohibits our employees, including our executive officers, from engaging in specified activities without prior approval. These activities typically related to conflicts of interest situations where an employee may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity.

Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year.

Our Board of Directors has responsibility for reviewing and approving or ratifying related person transactions as defined under SEC regulations to the extent not delegated to another committee of the Board. In addition, the Board annually determines the independence of directors based on a review by the directors and the Nominating and Governance Committee as described under “Corporate Governance-Board of Directors Independence” above. The Compensation Committee reviews and approves compensation arrangements for the executive officers and directors.

We believe that these policies and procedures collectively assure that all related person transactions requiring disclosure under SEC rules are appropriately reviewed and approved or ratified. Each of the transactions disclosed below has been reviewed and approved or ratified by our Board of Directors and we believe that the terms of each of these transactions are no less favorable to us than we could obtain from an unaffiliated party.

Transactions with Related Persons

Insurance Benefits. We purchase certain insurance benefits for our employees from various insurance companies where Wansutter Employee Benefits LLC acts as broker and Mr. Weller, a director, is a principal. Providers of insurance services to us paid Wansutter commissions totaling $191,900 in fiscal 2007, $176,840 in fiscal 2008 and $182,000 in fiscal 2009.

Eldorado Stone Product. Eldorado Stone, one of our subsidiaries, purchases product from Piedras del Pacifico, S. de R.L., a company located in Mexico in which Mr. Lewis, who was an executive officer until November 2007, has a minority ownership interest. Costs incurred for materials purchased from this entity were approximately $14,557,000 in fiscal 2007, $10,174,000 in fiscal 2008 and $6,662,000 in fiscal 2009.

SCP. We agreed to pay an earn-out to the sellers of SCP, a subsidiary company acquired in 2004, if a specified earnings target was exceeded during the 12 months ended December 31, 2005 (the earn-out period). The earn-out achieved totaled $9,500,000 and was recorded as additional goodwill. It was paid in 2006 to the former owners of SCP, including Mr. Lents, who was an executive officer of Headwaters during part of fiscal 2007. Also, a majority of SCP’s transportation needs are provided by Statewide Transportation Service L.P., a company, two of the principals of which are related to Mr. Whisnant, an officer of SCP. Costs incurred were approximately $5,730,000 in fiscal 2007, $7,789,000 in fiscal 2008 and $6,800,000 in fiscal 2009.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

The Board of Directors is divided into three classes, currently comprised of three Class I directors whose terms will expire at this annual meeting and who are standing for election at this annual meeting; three Class II directors, whose terms will expire at the 2011 annual meeting; and two Class III directors, whose terms will expire at the 2012 annual meeting.

Nominees for Election as Directors

At the time of the annual meeting, the Board will consist of eight members: Kirk A. Benson, R Sam Christensen, William S. Dickinson, Blake O. Fisher, Jr., E. J. “Jake” Garn, James A. Herickhoff, Malyn K. Malquist and Raymond J. Weller. At the annual meeting, the stockholders will elect three Class I directors to serve until the 2013 annual meeting, or until their successors are duly elected and qualified.

The Board proposes that the three individuals listed below as Class I nominees (each a current Class I director) be elected as Class I directors. The nominees have consented to serve if elected to the Board. In the event that one or more of the nominees is unable to serve as director at the time of the annual meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted FOR such substitute nominee(s) as shall be designated by the Board to fill the vacancy or vacancies.

The names of the Class I nominees, together with certain information about them, are set forth below:

Name	Age	Position with Headwaters	Director Since
R Sam Christensen	61	Director	2003
William S. Dickinson	75	Director	2003
Malyn K. Malquist	57	Director	2003

R Sam Christensen has served as a Director of Headwaters since January 2003. Since 1996, Mr. Christensen has spent the majority of his time managing Black Bear Ventures LP, a private investment firm, and evaluating new business opportunities. Prior to 1996, Mr. Christensen was Chairman and majority owner of Richmond Holdings, Inc., a privately-held corporation engaged in developing, designing, manufacturing and selling flexible packaging materials and static control devices worldwide to the electronics and pharmaceutical industries. Richmond Holdings, Inc. was subsequently sold to a publicly-traded firm in 1996. Mr. Christensen began his career as an auditor with the firm of Touche Ross & Co. where, he spent nearly ten years. His final assignment, before resigning, was managing their Salt Lake City office and its audit and tax practice. Mr. Christensen earned a B.S. degree in Accounting from Brigham Young University in 1972.

William S. Dickinson has served as a Director of Headwaters since January 2003. From 1972 to 1994, Mr. Dickinson worked for Arco Products Co. and Arco Technology and Engineering, most recently as Vice President of Engineering and Technology (from 1988 to 1994), at which time he retired and has been involved in various projects as a consultant. In his most recent position with Arco, Mr. Dickinson was responsible for engineering and process development for the Arco refineries. In prior years, he was responsible for, among other things, the sale of all natural gas produced by Arco, the engineering and construction of all new oil production facilities in Alaska and the lower 48 states, and managed annual budgets in the range of $100 million to $300 million. Mr. Dickinson graduated from Yale University in 1956 with a B.S. in Chemical Engineering.

Malyn K. Malquist has served as a Director of Headwaters since January 2003. Mr. Malquist worked for Avista Corp., an energy utility in the Pacific Northwest, from September 2002 through March 2009, and served as the Chief Financial Officer for almost six years. Mr. Malquist has 30 years of experience in the utility industry, many of which were in financial leadership positions. Mr. Malquist worked for the Truckee Meadows Water Authority from February 2001 until September 2002, serving as its General Manager. Mr. Malquist was CEO of Data Engines, a high tech start-up company from May 2000 through October 2000. Mr. Malquist was employed by Sierra Pacific Resources from 1994 through April 2000, initially as its Chief Financial Officer, and later as President, CEO and board member. Mr. Malquist worked for San Diego Gas and Electric from 1978 through 1994 in a variety of financial positions, including Vice President-Finance and Treasurer. Mr. Malquist received BA and MBA degrees from Brigham Young University.

Directors Not Standing for Election

The names of the directors who are not standing for election at the annual meeting are Kirk A. Benson, E. J. “Jake” Garn, and Raymond J. Weller, Class II directors whose terms expire in 2011, and Blake O. Fisher, Jr. and James A. Herickhoff, Class III directors whose terms expire in 2012. Information about these directors is set forth below.

Class II directors:

Name	Age	Position with Headwaters	Director Since
Kirk A. Benson	59	Chairman and Chief Executive Officer	1999
E. J. “Jake” Garn	77	Director	2002
Raymond J. Weller	64	Director	1991

Kirk A. Benson has served as a Director of Headwaters since January 1999 and as Chairman and CEO since April 1999. Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., one of the nation’s largest publicly traded managed healthcare companies. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University.

E. J. “Jake” Garn has served as a Director of Headwaters since January 2002. Mr. Garn is a former United States Senator from the state of Utah. From 1993 to 1999, Mr. Garn served as Vice Chairman of Huntsman Corporation, a large Utah-based chemical company. From 1993 until December 2006, Mr. Garn served as a director of Morgan Stanley Funds and at the present time serves as a director of the following entities: United Space Alliance, Franklin Covey, NuSkin International, BMW Bank of NA and Escrow Bank, USA. Mr. Garn had a long and distinguished career in national politics. Mr. Garn entered politics in 1967 when he was elected to the Salt Lake City (Utah) Commission. He was elected mayor of Salt Lake City in 1971 and to the United States Senate in 1974. He served as chairman of the Senate Banking, Housing and Urban Affairs Committee and as a member of the Senate Appropriations Committee. Senator Garn was re-elected to the Senate in 1980 and again in 1986, retiring in 1992.

Raymond J. Weller has served as a Director of Headwaters since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been President of WanSutter Employee Benefits LLC, a Utah-based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay.

Class III directors:

Name	Age	Position with Headwaters	Director Since
Blake O. Fisher, Jr.	65	Director	2004
James A. Herickhoff	67	Vice Chairman and Director	1997

Blake O. Fisher, Jr. has served as a Director of Headwaters since November 2004. From May 2004 through 2008 Mr. Fisher was involved in management and financial consulting to the telecommunications and utility industries including providing consultation to the Rural Utilities Service’s broadband program. From May 2004 until December 2004 he served as chief financial officer for Fiber Utilities of Iowa, an entity that provides operation and construction services to municipal utilities. In May 2002, Mr. Fisher retired from McLeod USA, a telecommunications provider. From February 1996 to May 2002, he held senior management positions with McLeod USA, initially as Chief Financial Officer, then President of the company’s Western region and as Chief Development Officer. From 1991 until February 1996 Mr. Fisher was Chief Financial Officer of IES Industries, an energy holding company. Prior to that, Mr. Fisher spent 23 years in several management positions with Consumer Power Company, headquartered in Michigan. Mr. Fisher received B.S. and M.S. degrees in Industrial Engineering from the University of Michigan. Mr. Fisher became a director of inContact, Inc. in 2004 and currently serves as chairman of the Audit Committee and is also on the Governance and Compensation Committees of that company.

James A. Herickhoff has served as a Director of Headwaters since August 1997 and was elected Vice Chairman in April 1999. Mr. Herickhoff is the Chief Executive Officer, President and a Principal of American Talc Company, the second largest producer of talc products in the United States. Mr. Herickhoff has served as an officer of this company or its predecessor since 2000. From 1987 to 1994, he served as President of Atlantic Richfield Company’s (ARCO’s) Thunder Basin Coal Company. Mr. Herickhoff has over 30 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19 million to approximately 40 million tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO’s underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations, and became a director of Raser Technologies, Inc. in 2005 and currently serves as chairman of the Governance Committee and is also on the Audit and Compensation Committees of that company. Mr. Herickhoff received a Bachelor degree in 1964 from St. John’s University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986.

Your Board of Directors unanimously recommends a vote FOR the election of Messrs. Christensen, Dickinson and Malquist.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee and the Board have appointed BDO Seidman, LLP, certified public accountants, as auditors to examine the financial statements of Headwaters for fiscal 2010 and to perform other appropriate accounting services and are requesting ratification of such appointment by the stockholders.

On April 10, 2009, Headwaters Incorporated dismissed Ernst & Young LLP as its independent accountants. The Registrant’s Audit Committee participated in and approved the decision to change independent accountants. We notified Ernst & Young LLP of this decision on April 10, 2009.

The reports of Ernst & Young LLP on the consolidated financial statements for the fiscal years ended September 30, 2007 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended September 30, 2007 and 2008 and through April 10, 2009, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

During the fiscal years ended September 30, 2007 and 2008 and through April 10, 2009, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

We requested that Ernst & Young LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter was filed as Exhibit 16 to our Form 8-K/A filed on April 20, 2009.

On April 13, 2009, the Audit Committee appointed BDO Seidman, LLP as independent auditors of Headwaters Incorporated. During Headwaters’ fiscal years ended September 30, 2007 and 2008 and in the subsequent period through April 13, 2009, neither Headwaters, nor anyone acting on its behalf, consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Headwaters’ financial statements, and no written report nor oral advice was provided by BDO, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Headwaters engaged BDO Seidman, LLP in January 2005 to advise it on the application of FAS 109 and later that year concerning FAS 123R. In December 2005, Headwaters engaged BDO Seidman, LLP to prepare its federal and state income tax returns. Since that time, Headwaters has had normal consultation with BDO inherent with the services they have been engaged to provide. As part of the appointment and selection process, both BDO Seidman, LLP and the Audit Committee of Headwaters considered the timing and nature of these services and have concluded that such services do not impair BDO’s independence with respect to Headwaters.

Audit and Non-Audit Fees

The following table summarizes the fees paid or payable to BDO Seidman, LLP for services rendered for the fiscal year ended September 30, 2009. For comparative purposes, the fees paid or payable to Ernst & Young LLP, Headwaters former independent auditors, for services rendered for the fiscal year ended September 30, 2008 are also presented. Audit fees include the cost of our annual audit and audits of our subsidiaries including the independent auditors’ assessment of internal control over financial reporting, plus the costs of quarterly reviews, SEC filings requiring the consents of our independent auditors, and comfort letters provided to underwriters.

Tax fees in 2008 consisted primarily of consultations regarding legal entity structures. Tax fees in 2009 consisted primarily of compliance tax filings and consultations regarding that compliance work. All other fees in 2008 consisted primarily of a subscription to Ernst & Young’s online accounting research library. The Audit Committee approved 100% of the fees for both 2008 and 2009.

	Fees Paid to Ernst & Young for Fiscal Year 2008	Fees Paid to BDO Seidman for Fiscal Year 2009
Audit fees	$2,491,360	$872,867
Tax fees	25,495	669,516
All other fees	3,000	0
Total	$2,519,855	$1,542,383

The Audit Committee is informed of and approves all services BDO Seidman provides. The Audit Committee pre-approves the annual audit fee, tax services, and non-routine SEC filing reviews, as well as the fees for all large projects that are expected to cost more than $50,000. In addition, it has pre-approved $100,000 for routine accounting consultations related to items such as new accounting pronouncements, routine SEC filings requiring consents, and routine tax consultations. Upon performance of such services, the Audit Committee is informed of and approves the matters to which such consultations relate. Upon approval by the Audit Committee of these matters, the amount invoiced for the services performed is added back to the pre-approved $100,000 limit.

The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the annual meeting and entitled to vote is required.

If stockholders do not ratify the appointment of BDO Seidman, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. A representative of BDO Seidman is expected to attend the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Your Board of Directors unanimously recommends a vote FOR ratification of BDO Seidman, LLP as Headwaters’ independent auditors.

PROPOSAL NO. 3 — APPROVAL OF THE HEADWATERS INCORPORATED

2010 INCENTIVE COMPENSATION PLAN

In December 2009, the Board of Directors adopted, subject to stockholder approval, the Headwaters Incorporated 2010 Incentive Compensation Plan (the ICP), under which eligible participants, including employees, consultants and members of the Board of Directors of Headwaters and its subsidiaries and affiliates selected to participate in the ICP by the Compensation Committee (Participants) will be eligible to receive incentive compensation.

The Board of Directors recommends stockholder approval of the new ICP, which authorizes the issuance of up to 2,500,000 shares of common stock for stock-based incentives, plus any shares of common stock subject to outstanding awards under our existing incentive compensation plans on the effective date of the ICP that are subsequently forfeited or terminated before being exercised, as well as certain cash incentives as determined by the Compensation Committee. The 2,500,000 shares represent approximately 4.1% of our 60,442,333 total outstanding shares as of the record date of December 31, 2009.

The Board of Directors believes that it is in our best interests to be able to continue to provide a means by which our employees, officers, consultants and directors can receive financial incentives to strive for long-term creation of stockholder value. If the ICP is approved by the stockholders, Headwaters will not issue any additional stock-based awards under its existing incentive compensation plans.

We describe the material terms of the ICP below, which is qualified in its entirety by the specific language of the ICP. A copy of the ICP is included as Annex A to this proxy statement. Alternatively, a copy of the ICP is available without charge upon stockholder request to: Sharon Madden, Vice President of Investor Relations, Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, UT 84095.

Description of ICP

Purpose of the ICP. The purpose of the ICP is to promote the success of Headwaters Incorporated and its subsidiaries by providing financial incentive for employees, officers, consultants and directors to strive for long-term creation of stockholder value. The ICP provides long-term incentives to managers of Headwaters and its subsidiaries and affiliates who are able to contribute towards the creation of or have created stockholder value by providing them stock appreciation rights, restricted stock, stock options and other stock and cash incentives. Key strategic objectives in our compensation program are to closely align management’s interests with the long-term interests of our stockholders, and to encourage managers to behave like owners of the business by rewarding them when stockholder value is created. We believe that by allowing Headwaters to offer long-term performance-based compensation through the ICP, Headwaters will continue to be able to attract, motivate, and retain experienced and highly qualified employees, officers, consultants and directors who will contribute to Headwaters’ financial success.

Term of the Plan. The ICP will become effective if approved by the stockholders at the February 25, 2010 Annual Meeting, and provides that no further awards under the ICP may be made on or after December 2019, the tenth anniversary of the adoption of the ICP.

Authorized Shares. The total number of shares of Common Stock available for delivery pursuant to awards under the ICP over its entire term is 2,500,000 (subject to the adjustment provisions discussed below), which represents approximately 4.1% of Headwaters’ common shares currently outstanding, plus shares subject to outstanding awards under our existing incentive plans as of the effective date that are forfeited or terminated before being exercised.

Administration. The ICP is administered by the Compensation Committee which is appointed by the Board and which consists of at least two members of the Board who qualify as “outside directors” under Section 162(m)

of the Internal Revenue Code of 1986, as amended (the Code), and the regulations and interpretations promulgated thereunder. The Compensation Committee has the sole discretion and authority to administer and interpret the ICP.

Participation. Employees and consultants of Headwaters and its subsidiaries and affiliates and members of the Board of Directors of Headwaters are eligible to participate in the ICP. Participants in the ICP are selected based on their roles and responsibilities in the performance of Headwaters and are subject to the approval of the Compensation Committee.

Types of Awards. The ICP authorizes the grant of several types of awards, including incentive stock options (ISOs), non-qualified stock options (NSOs), stock appreciation rights (SARs), restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards, and other performance awards.

Vesting of ICP Awards. The Compensation Committee has the discretion to establish minimum vesting requirements that must be followed for awards under the ICP. In addition, the Compensation Committee has discretion to accelerate the vesting of the ICP awards in the event of a Change in Control of Headwaters (as defined in the ICP).

Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock. The Restricted Stock, Restricted Stock Units and Performance Shares granted under the ICP in any one calendar year shall not relate to more than 300,000 shares of Common Stock in the aggregate, provided, that any portion of such 300,000 share limit not reserved for grants of Restricted Stock, Restricted Stock Units or Performance Shares made in any calendar year beginning in 2010, shall be added to the 300,000 share limit for subsequent calendar years.

Maximum Award. No Participant may receive in any calendar year: (i) stock options relating to more than 500,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance goals (as described below) relating to more than 500,000 shares; (iii) SARs relating to more than 500,000 shares; or (iv) performance shares relating to more than 500,000 shares. The maximum cash payment that may be made to a single Participant under a single Performance Unit or other cash award in any calendar year shall not exceed $20,000,000.

Stock Options

ISOs and NSOs. ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of our Common Stock for a fixed price. Under the ICP, the exercise price of any option must be not less than the fair market value, as defined in the ICP, of our Common Stock on the grant date. The ICP permits the Compensation Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. The ICP provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by our Compensation Committee in the grant of the option.

Fair Market Value. For purposes of the ICP, the fair market value of our common stock will mean the closing sale price of our common stock at four o’clock p.m. (Eastern Time), on the principal United States national stock exchange on which the common stock of the company is traded, as determined by the Committee, or, if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or, if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Compensation Committee by any fair and reasonable means. The fair market value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

Stock Appreciation Rights. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of Headwaters’ Common Stock on the exercise date. The exercise price of a SAR must be no less than the fair market value of our Common Stock on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.

No Discounted Stock Options. The ICP prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

No Repricing. The ICP prohibits the cancellation of any outstanding stock option for the purpose of reissuing the option to the Participant at a lower exercise price or any reduction in the option price of an outstanding option without stockholder approval.

Transferability of Options. The ICP does not permit the transfer of stock options under the ICP.

Restricted Stock and Restricted Stock Units

Restricted stock consists of shares which are transferred or sold by Headwaters to a Participant, but which may be subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Compensation Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with Headwaters and its subsidiaries or affiliates, the passage of time or other restrictions or conditions. Generally, the restricted stock and restricted stock units that are currently outstanding vest over three years after the date of grant.

Performance Based Awards

Performance Stock. A Participant who is granted performance stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Compensation Committee. The award of performance stock to a Participant will not create any rights in such Participant as a stockholder of Headwaters until the issuance of Common Stock with respect to an award.

Performance Units. A Participant who is granted performance units has the right to receive a payment in cash upon the attainment of performance goals specified by the Compensation Committee. The Compensation Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a performance unit award.

Qualified Performance Based Awards. Section 162(m) of the Code generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to a covered employee. A covered employee is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the three highest paid officers for that taxable year (other than the chief executive officer or the chief financial officer) named in its Summary Compensation Table. This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the performance-based compensation. The ICP incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception. In addition, our Compensation Committee may grant other awards designed to qualify for this exception. These awards are referred to as qualified performance-based awards.

These qualified performance-based awards must be made subject to the achievement of objective performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of (and changes in the price of) Headwaters Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders.

The Committee shall have the discretion to adjust performance criteria to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, the performance criteria to be applied under the ICP shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. Any performance criteria may be used to measure the performance of Headwaters as a whole or any business unit of Headwaters and may be measured relative to a peer group or index. The Compensation Committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested or payable. The Compensation Committee also has the authority to reduce but not increase the payouts on performance based awards or limit (but not waive) the actual performance-based vesting of such awards in its sole discretion.

Other Awards

Stock Awards. The Compensation Committee may award shares of Common Stock to Participants without payment therefor, as additional compensation for service to Headwaters or a subsidiary. Stock awards may be subject to other terms and conditions, which may very from time to time and among Participants, as the Compensation Committee determines to be appropriate.

Cash Awards. In addition to the various types of equity-based awards described above, the ICP permits our Compensation Committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service or performance conditions.

General Plan Provisions

Adjustment Provisions. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for awards, the maximum number of shares which may be subject to an award or all awards in any calendar year and the number of shares subject to outstanding awards, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Compensation Committee in its discretion. In the event of any merger, consolidation, or reorganization of Headwaters with or into another corporation which results in Headwaters’ outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, the Company has authority to substitute, as determined in the discretion of the Compensation Committee, for each share of Common Stock subject to an Award, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of Headwaters are entitled pursuant to the transaction. Alternatively, the Company may provide for the assumption of outstanding awards by the acquiring or surviving corporation, the termination of outstanding awards that are not exercised before the closing, the cancellation of outstanding awards in exchange for a payment of their intrinsic value in cash or cash equivalents, or some combination of these alternatives.

Substitution and Assumption of Awards. Without affecting the number of shares reserved or available under the ICP, either the Board or the Compensation Committee may authorize the issuance of Awards in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Headwaters or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate.

Share Counting Rules. If an award granted under the ICP expires or is terminated, surrendered or canceled without having been fully exercised, or is forfeited or settled without the issuance of all of the shares subject thereto, the forfeited or unissued shares covered by such awards will again be available for use under the ICP. Shares subject to an award may not again be made available for issuance under ICP if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares delivered to or withheld by Headwaters to pay the exercise price of an option, (iii) shares delivered to or withheld by Headwaters to satisfy tax withholding obligations in connection with an award, or (iv) shares repurchased on the open market by Headwaters with the proceeds of an award. Restricted Stock, Restricted Stock Units, Performance Shares, and other full value awards will reduce the authorized ICP shares by 1.5 shares for each share subject to an award.

Change of Control. The ICP provides that in the event of a Change in Control then, except as otherwise provided in an award agreement under the ICP:

•

The Compensation Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units.

•

The Compensation Committee shall in its sole discretion determine the status of achievement of a particular target goal under the ICP and shall specify an adjusted basic award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control (Change in Control Award). A Change in Control Award shall be modified as follows and shall be paid 30 days after the consummation of the Change in Control. In the event of a Change in Control, all cash awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the awards. Any deferred award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control, subject to compliance with Section 409A of the Code.

For purposes of the ICP, a Change in Control is defined as:

•

The acquisition by any person of beneficial ownership of 50% or more of either the outstanding shares of Common Stock or combined voting power of Headwaters, provided that a change of control shall not be deemed to have occurred as a result of any acquisition from Headwaters, any acquisition by Headwaters, a subsidiary or a Company-sponsored or maintained employee benefit plan;

•

The consummation by Headwaters of a merger, consolidation or any other corporate reorganization if persons who were not stockholders of Headwaters immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

•	The sale, transfer, or other disposition of all or substantially all of Headwaters’ assets.

Amendment and Termination of the ICP. Each of the Compensation Committee and the Board of Directors has the right and power to amend the ICP, provided, however, that the Compensation Committee and the Board of Directors may not amend the ICP in a manner that would impair or adversely affect the rights of the holder of an award without the holder’s consent. No amendment of the ICP shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the SEC, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code.

Summary of Certain Federal Income Tax Information

The following is only a brief summary of the effect of federal income taxation on the recipient of an award and Headwaters under the ICP. This summary is not exhaustive and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a recipient of an award may reside.

Incentive Stock Options. If an option granted under the ICP is an ISO, the grantee will recognize no income upon grant of the ISO and will incur no tax liability upon exercise unless the grantee is subject to the alternative minimum tax. Headwaters will not be permitted a deduction for federal income tax purposes due to an exercise of an ISO regardless of the applicability of the alternative minimum tax, but may be entitled to a deduction upon a disqualifying disposition of the ISO shares. Upon the sale or exchange of the shares more than two years after grant of the ISO and one year after exercise by the grantee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied (i.e., a disqualifying disposition occurs), the grantee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Headwaters will generally be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the grantee. Any gain (or loss) recognized on a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

Non-Statutory Stock Options. All options that do not qualify as ISOs are taxed as non-statutory options (NSOs). A grantee will recognize no income upon grant of an NSO. However, upon the exercise of an NSO, the grantee will recognize ordinary income measured by the excess of the fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the grantee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by a grantee who is also an employee of Headwaters will be subject to tax withholding by Headwaters. Upon the sale of such shares by the grantee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). Headwaters will generally be entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the grantee with respect to shares acquired upon exercise of an NSO.

Restricted Stock Awards. A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt. However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m).

Restricted Stock Units. A recipient does not recognize taxable income on the grant of restricted stock units, but does recognize ordinary income when they vest, unless settlement of the units (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of delivery plus the amount of cash paid. Any dividend equivalents paid on the restricted stock units are also taxable as compensation income upon payment. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock units, subject to the limitations of Section 162(m).

Other Benefits. In the case of an exercise of a SAR or an award of performance stock, performance units, unrestricted Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Headwaters will generally receive a federal tax income deduction in an amount equal to the ordinary income which the Participant has recognized, subject to the limitations of Section 162(m).

Withholding. Headwaters shall retain the right to deduct or withhold, or require the recipient to remit to Headwaters, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the ICP.

Change of Control and Parachute Payments. The accelerated vesting of awards upon a change of control could result in a Participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the Participant and the loss of a tax deduction to Headwaters.

Section 162(m) Limitations. Section 162(m) of the Code generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The ICP is designed so that options and SARs qualify for this exemption, and it permits the Compensation Committee also to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a Change of Control, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to Headwaters.

Further Information Regarding the ICP. The foregoing is only a summary of the ICP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Annex A and is incorporated herein by reference. Stockholders are urged to read the ICP in its entirety before casting their votes.

ICP Benefits for Executive Officers and Others

Because future awards and payments under the ICP will be subject to the Compensation Committee’s discretion as well as individual, divisional and company performance in the future, it is not possible to determine the payments that will be received under the ICP by executive officers and other employees selected to participate. For illustrative purposes, the following table shows the benefits that were awarded in fiscal 2009 under Headwaters’ 2005 Long Term Incentive Compensation Plan (2005 LTIP).

2005 LTIP BENEFITS – FISCAL 2009

Name and Position	Potential Cash Awards ($) (1)	SAR Grants (shares)	Restricted Stock Unit Grants (shares)
Kirk A. Benson, Chief Executive Officer	25,428,000	361,610	0

Steven G. Stewart, Chief Financial Officer	3,599,000	59,184	0

Harlan M. Hatfield, Vice President, General Counsel and Secretary	2,795,000	46,432	0

William H. Gehrmann, III, President, Headwaters Resources, Inc.	4,164,000	65,626	0

John N. Lawless, III, President, Headwaters Construction Materials, Inc.	4,552,000	74,866	0

Kenneth R. Frailey, (formerly) President, Headwaters Energy Services	4,398,000	0	0

All executive officers as a group (6 persons)	44,936,000	607,718	0

All non-executive directors as a group (7 persons)	0	0	62,455

All employees, including all current officers who are not executive officers	85,267,000	1,235,646	0

(1)	Represents maximum cash payout if all individual, divisional and company performance goals are achieved.

Reasons for Adoption of the ICP

The Board believes the proposed ICP will enable the Compensation Committee to provide equity-based compensation with appropriate vesting requirements to attract, retain, and incent our employees, consultants, officers and directors without resulting in excessive dilution to stockholder equity. We believe that equity-based compensation is important to help align management interests with the interests of stockholders and as an incentive for superior work that achieves business results.

Stockholder Approval

The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ICP.

If stockholders approve the ICP, the company will not issue any additional stock-based awards under its existing incentive compensation plans. If stockholders do not approve the ICP, the presently remaining authorized shares under existing incentive compensation plans will not be sufficient for meaningful equity-based incentives to employees, officers, and directors during 2010.

Your Board of Directors unanimously recommends a vote FOR the 2010 ICP.

PROPOSAL NO. 4 — APPROVAL OF AMENDMENTS TO 2000 EMPLOYEE

STOCK PURCHASE PLAN

The Board of Directors recommends stockholder approval of amendments to the Employee Stock Purchase Plan (ESPP), the most important of which is an increase in the number of shares of common stock issuable under the ESPP by 3,000,000, from 1,250,000 shares to 4,250,000 shares. As of December 31, 2009, a total of 1,067,466 of the shares originally issuable under the ESPP have been issued under the plan. The 3,000,000 shares increase represents approximately 5.0% of our 60,442,333 total outstanding shares as of the record date of December 31, 2009. During fiscal 2009, we issued 398,775 shares under the ESPP. Other proposed amendments to the ESPP are technical in nature, relating primarily to the definition of an employee under the plan, and are not deemed to be substantive changes.

In December 2009, the Board of Directors amended the ESPP to make the necessary technical amendments, and to increase the aggregate number of shares available thereunder by 3,000,000 shares in order to have an adequate number of shares available for additional potential purchases under the ESPP for the next several years. We are seeking your approval for the amendments, as required by the terms of the ESPP. If stockholder approval is not obtained, further share purchases under the ESPP will cease once the current limit of 1,250,000 shares is reached, which is currently expected to occur sometime in fiscal 2010.

The Board of Directors believes that it is in our best interests to be able to continue to provide a means by which our employees, including officers, may increase their equity ownership in Headwaters and thereby to provide them with an incentive to enhance stockholder returns.

We describe the material terms of the ESPP below, which is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is included as Annex B to this proxy statement. Alternatively, a copy of the ESPP is available without charge upon stockholder request to: Sharon Madden, Vice President of Investor Relations, Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, UT 84095.

Description of ESPP

The ESPP was originally adopted by the Board of Directors and approved by our stockholders in 2000. The ESPP has been subsequently amended by the Board from time to time, most recently in December 2009. The purpose of the ESPP is to provide eligible employees a convenient means, through payroll deductions, for acquiring an equity ownership in Headwaters, and thereby enhance their sense of participation in our business and provide an incentive for continued employment.

Administration. The ESPP is administered by a committee of one or more directors appointed by the Board. This administrative committee determines all questions of interpretation or application of the ESPP, and its decisions are final and binding upon all participants.

Eligibility. Each of our employees or the employees of our designated subsidiaries who is customarily employed for at least 20 hours per week and more than 5 months in a calendar year is eligible to participate in the ESPP. The exceptions to this general rule are that no employee shall be granted a right to purchase stock under the ESPP to the extent that

•	immediately after an election to purchase stock under the ESPP, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or

•

his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year.

In addition, no participant may purchase more than 3,600 shares in any given offering period. During fiscal 2009, 304 employees participated in the ESPP and as of November 30, 2009, approximately 211 employees were participating in the ESPP.

Shares Subject to the Plan. In December 2009, the Board approved an increase of 3,000,000 shares issuable under the ESPP. Prior to that time, the maximum number of shares of our common stock issuable for sale under the ESPP had been 1,250,000 shares, and all but 182,534 of those shares have been issued as of November 30, 2009.

Offering Period. The ESPP is implemented by consecutive offering periods lasting three months in duration with a new offering period commencing on December 1, March 1, June 1 and September 1 of each year. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant’s compensation.

Compensation is defined as total cash compensation to a participant, including salary, bonuses, incentive compensation, commissions, overtime and shift premium pay as well as any pre-tax contributions made by the participant to 401(k) plans or deferred compensation plans, but does not include relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to car or life insurance, severance pay, fringe benefits, contributions or benefits under employee benefit plans and other non-cash compensation. Once an employee becomes a participant in the ESPP, our common stock will automatically be purchased under the ESPP at the end of each offering period, unless the participant withdraws or terminates employment earlier.

Purchase Price. Shares of our common stock may be purchased under the ESPP at a purchase price of 85% of the fair market value of our common stock on the last day of the offering period. For this purpose, the fair market value of our common stock is the closing price per share as reported on the New York Stock Exchange. Generally accepted accounting principles require that we recognize expense equal to the 15% discount from fair market value, which amount totaled $191,797 for fiscal 2009.

Withdrawal. Generally, a participant may withdraw from an offering period at any time before the last day of the offering period by filing a withdrawal form with us. At such time, the payroll deductions credited to the participant’s account will be returned to him or her without interest. Partial withdrawals are not permitted. Once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement and re-enrollment which will be effective as of the next June 1 or December 1.

Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by beneficiary designation or the laws of descent and distribution.

Termination of Employment. Termination of a participant’s employment for any reason, including disability or death, will be treated as an automatic withdrawal from the ESPP. In the case of death of a participant, the amount credited to the participant’s account will be paid to the person or persons designated as a beneficiary or to the participant’s estate.

Adjustments upon Changes in Capitalization, Merger, Asset Sale, Dissolution or Liquidation. Subject to any required action by our stockholders, the aggregate number of shares offered under the ESPP, the maximum number of shares that may be purchased during any offering period, as well as the price per share of common stock covered by each option under the ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares (such as stock split or reverse stock split), payment of a stock dividend or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us. Such adjustment shall be made by the committee administering the ESPP. If there is a merger or consolidation with another company or any other corporate reorganization, a sale of substantially all of our assets or we are liquidated or dissolved, then immediately prior to the effective time of the event, the offering period then in progress will terminate and shares will be purchased under the terms of the ESPP, unless the ESPP is assumed by the surviving corporation or its parent corporation pursuant to a plan of merger or consolidation.

Amendment and Termination of the Plan. Our Board may at any time amend, suspend or terminate the ESPP. Any increase in the aggregate number of shares issuable under the ESPP (except those automatic adjustments described in the previous two paragraphs) is generally subject to stockholder approval, as is any amendment required to be so approved by applicable law or regulation.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

•	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

If stockholder approval for the share increase is not obtained within 12 months following the amendment of the ESPP to increase the authorized shares, the participant will recognize ordinary income with respect to the purchase of such additional shares generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.

New Plan Benefits

Because the number of shares of common stock that may be purchased under the ESPP is determined, in part, on our stock’s market value on the last day of the offering period and because participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual in the future is not determinable. For illustrative purposes, the following table sets forth for the persons indicated (a) the number of shares that were purchased during fiscal 2009 under the ESPP, and (b) the aggregate purchase price paid for such shares.

ESPP BENEFITS – FISCAL 2009

Name and Position	Dollar Value ($)	Number of Shares (#)
Kirk A. Benson, Chief Executive Officer	0	0
Steven G. Stewart, Chief Financial Officer	8,028	4,095
Harlan M. Hatfield, Vice President, General Counsel and Secretary	22,214	8,144
William H. Gehrmann, III, President, Headwaters Resources, Inc.	0	0
John N. Lawless, III, President, Headwaters Construction Materials, Inc.	0	0
Kenneth R. Frailey, (formerly) President, Headwaters Energy Services	21,388	7,939
All executive officers as a group (6 persons)	51,630	20,178
All non-executive directors as a group (7 persons) (1)	0	0
All employees, including all current officers who are not executive officers	1,086,853	398,775

(1)	Under the terms of the ESPP, only employees are eligible to participate and so none of our outside directors may participate in the ESPP.

Stockholder Approval

The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the amendments to the ESPP.

If stockholders do not approve the amendments, including the increase in the number of shares available for purchase under the ESPP, then further share purchases under the ESPP will cease once the current limit of 1,250,000 shares is reached, which is currently expected to occur sometime in fiscal 2010.

Your Board of Directors unanimously recommends a vote FOR the amendments to the Company’s 2000 Employee Stock Purchase Plan.

*        *        *

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

Headwaters Incorporated

By Order of the Board of Directors,

/s/ HARLAN M. HATFIELD
Harlan M. Hatfield
Secretary

ANNEX A

HEADWATERS INCORPORATED

2010 INCENTIVE COMPENSATION PLAN

[Effective 25 February 2010]

1.	PURPOSES

The purposes of this 2010 Incentive Compensation Plan are to promote the long-term success of Headwaters Incorporated and its Subsidiaries and Affiliates and to provide financial incentives to members of the Board, and to officers, Employees and Consultants of Headwaters Incorporated and its Subsidiaries and Affiliates to strive for long-term creation of stockholder value. The Plan provides long-term incentives to members of the Board, and to officers, Employees and Consultants of the Company and its Subsidiaries and Affiliates who are able to contribute towards the creation of or have created stockholder value by providing them stock-based and cash incentives.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own no less than 50% of such entity.

(b)	“Award” means an incentive award as described in Section 5(a).

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” means:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)	Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e)	“Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(f)	“Chief Financial Officer” or “CFO” means the Chief Financial Officer of the Company.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Consultant” means a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i)	“Committee” means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(i)	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(ii)	the rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and

(iii)	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

(j)	“Common Stock” means Common Stock.

(k)	“Company” means Headwaters Incorporated, a Delaware corporation.

(l)	“Covered Employee” shall have the meaning given that term by Section 162(m) of the Code and income tax regulations promulgated thereunder.

(m)	“Disability” means a physical or mental medical condition that prevents the Participant from performing the duties of his or her position with the Company, Subsidiary or Affiliate and is likely to last at least twelve months or result in death, as determined by the Committee in its sole discretion.

(n)	“Employee” means any individual who is a common-law employee of the Company, a Parent, Subsidiary, or an Affiliate.

(o)	“Exchange Act” means the federal Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, with respect to the Common Stock, the closing sale price of such Common Stock at four o’clock p.m. (Eastern Time), on the principal United States national stock exchange on which the Common Stock is traded, as determined by the Committee, or, if the Common Stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the Common Stock was so traded, or, if the Common Stock is not traded on a United States national stock exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

(q)	“Incentive Stock Option” means an option to purchase the stock of the Company as described in Section 422 of the Code.

(r)	“LTIPA” means an agreement establishing the terms and conditions for an Award granted under the Plan, including any applicable performance goals.

(s)	“Nonstatutory Stock Option” means an option to purchase the stock of the Company which is designated not to be an Incentive Stock Option.

(t)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date that after the adoption of the Plan shall be a Parent commencing as of such date.

(u)	“Participant” means an Employee, Consultant or member of the Board who is eligible to participate in the Plan pursuant to Section 4(b) and receives an Award under the Plan.

(v)	“Performance Period” means a fiscal year of the Company or other period with respect to which an Award may be earned based upon Service and/or performance.

(w)	“Performance Stock” means the Award described in Section 9.

(x)	“Performance Unit” means the Award described in Section 10.

(y)	“Plan” means this Headwaters Incorporated 2010 Incentive Compensation Plan.

(z)	“Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain in Service for a specified period of time or that specified performance goals be achieved), granted under Section 8.

(aa)	“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain in Service for a specified period of time or that specified performance goals be achieved), granted under Section 8.

(bb)	“Service” means service as an Employee, Consultant or member of the Board of Directors of the Company. The Participant’s Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary or Affiliate as an Employee, Consultant or member of the Board or a change in the entity for which the Participant renders such service, provided, that there otherwise is no interruption or termination of the Participant’s Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a member of the Board will not constitute an interruption of Service. The Committee, in its sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

(cc)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(dd)	“Stock Appreciation Right” or “SAR” means the Award described in Section 7.

(ee)	“Stock Option” means the Award described in Section 6, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, as determined by the Committee.

(ff)	“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary.

3.	POWERS AND ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other Awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may take action by a meeting in which a quorum of the Committee is present. The meeting may be in person, by telephone or in such other manner in which the members of the Committee participating in the meeting may communicate directly with each other. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in a writing signed by all the Committee members.

The Committee may prescribe rules and procedures for the administration of the Plan and shall have the authority to delegate ministerial duties to agents for the Committee (and allocate responsibilities among the agents appointed by the Committee for the performance of the ministerial duties) in the administration of the Plan.

4.	ELIGIBILITY AND PARTICIPATION

(a)	Eligibility. Only Employees, Consultants and members of the Board designated by this Plan or selected by the Committee to participate in the Plan shall be eligible to participate in the Plan.

(b)	Participation. The members of the Board and CEO shall participate in the Plan and their Awards and rights under the Plan shall be determined by the Committee. In addition, each year the CEO shall present to the Committee a list of Employees that the CEO recommends be designated as Participants for an upcoming Performance Period (or a current Performance Period with respect to a newly hired Employee), proposed Awards to such Employees, and proposed terms for the LTIPAs for the proposed Awards to such Employees. In addition, the CEO may present recommended amendments to any existing LTIPAs. The Committee shall consider the CEO’s recommendations and shall determine the Awards, if any, to be granted and the terms of the LTIPAs for such Awards, and any amendments to existing LTIPAs (subject to the restrictions on the authority granted to the Committee in Section 3). The Committee may also grant Awards to Consultants in its discretion.

Designation of an Employee or Consultant as a Participant for any Performance Period shall not require the Committee to designate that person to be a Participant or to receive an Award in any Performance Period or to receive the same type or amount of Award as granted to the Participant in such year. Grants of Awards to Participants need not be of the same type or amount and may have different terms. Service with the Company or its Subsidiary or Affiliate prior to completion of or during a Performance Period does not entitle the Employee or Consultant to participate in the Plan or vest in any interest in any Award under the Plan. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.	AWARDS AVAILABLE

(a)	Types of Awards. The Awards available under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and other stock or cash Awards, as described below.

(b)	Shares Available under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. The total number of shares of Common Stock that may be issued under the Plan for Awards other than cash Awards shall not exceed a total of 2,500,000 shares, plus any shares of Common Stock subject to outstanding awards under the Company’s Amended and Restated Long Term Incentive Compensation Plan, 2003 Stock Incentive Plan and 2002 Stock Incentive Plan on the effective date of this Plan that are subsequently forfeited or terminated for any reason before being exercised (subject to adjustment in accordance with Sections 15 and 16).

(c)	Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock. Notwithstanding any else in this Section 5, the Restricted Stock, Restricted Stock Units and Performance Shares granted under the Plan in any one calendar year shall not relate to more than 300,000 shares of Common Stock in the aggregate, provided, that any portion of such 300,000 share limit not reserved for grants of Restricted Stock, Restricted Stock Units or Performance Shares made in any calendar year beginning in 2010, shall be added to the 300,000 share limit for subsequent calendar years.

(d)

Reversion of Shares. If any Award expires, is terminated, surrendered, or forfeited, expires unexercised, is settled in cash in lieu of Common Stock or, subject to the terms of this Plan, is exchanged for other Awards, in whole or in part, the unissued or forfeited Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to satisfy tax withholding obligations in connection with an Award, or (iv) shares repurchased on the open market by the Company with the proceeds of an Award.

(e)	Limits on Individual Grants. Under the Plan, no Participant may receive in any calendar year (i) Stock Options relating to more than 500,000 shares, (ii) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Criteria below relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 500,000 shares, or (iv) Performance Stock relating to more than 500,000 shares. Under the Plan, the maximum cash payment that may be made to a single Participant in any calendar year under a Performance Unit Award or other cash Award shall not exceed $20,000,000.

(f)	Adjustments. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Sections 15 and 16 hereof.

(g)	Share Usage Ratio for Full Value Awards. Subject to Section 5(d) above, the shares available for issuance under the Plan shall be reduced by 1.5 shares for each share represented by Restricted Stock, Restricted Stock Units, Performance Stock or other full value Awards. When a Stock Appreciation Right is settled for shares upon exercise, the number of shares subject to the Award agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the Stock Appreciation Right upon exercise. All other Awards will reduce the shares available for issuance under the Plan by one (1) share for every share subject thereto.

6.	STOCK OPTIONS

(a)	Grant of Stock Options. Stock Options may be granted to Participants by the Committee, at any time as determined by the Committee.

(b)	Terms of Stock Options. The Committee shall determine the terms and conditions of each Stock Option, the number of shares subject to the Stock Option, and whether the Stock Option is an Incentive Stock Option or a Nonstatutory Stock Option. The option price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Option is granted. Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)	Term of Stock Options. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant.

(d)	Exercisability of Stock Options. Each Stock Option shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares (held for at least six months to the extent necessary to avoid any variable accounting on such option) or purchased on the open market and having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, and (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

Except as otherwise provided in a LTIPA, in the event the Service of a Participant holding a Stock Option terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Option (to the extent that the Participant was entitled to exercise such Stock Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Service (or such longer or shorter period specified in the LTIPA for such Stock Option), or (ii) the expiration of the term of the Stock Option as set forth in the LTIPA. If, after termination, the Participant does not exercise his or her Option within the time specified in the LTIPA, the Stock Option shall thereafter terminate.

(e)	Vesting. Subject to the provisions of Sections 5(f), 15 and 23, the total number of shares of Common Stock subject to a Stock Option shall be subject to the following vesting provisions of this Subsection 6(e):

(i)	The total number of shares of Common Stock subject to a Stock Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(ii)	The Stock Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.

(iii)	The vesting provisions of individual Stock Options may vary.

(iv)	The provisions of this Subsection 6(e) are subject to any Stock Option provisions governing the minimum number of shares of Common Stock as to which a Stock Option may be exercised.

(f)	Incentive Stock Option Requirements. Stock Options granted under the Plan as Incentive Stock Options shall have such terms as required by Sections 422 of the Code for an Incentive Stock Option, including, but not limited to, the following terms in this Section 6(f).

(i)	Incentive stock options shall be granted only to Employees.

(ii)	The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Option on the date the Option is granted or one hundred ten percent (110%) in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(iii)	The maximum term of an Incentive Stock Option shall be ten years from the date of grant provided that the maximum term of an Incentive Stock Option granted to a Ten Percent Shareholder shall be five years from the date of grant of the Incentive Stock Option.

(iv)	To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent or Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(v)	The maximum number of shares which may be issuable pursuant to the exercise of Incentive Stock Options shall not exceed 2,500,000.

(e)	No Repricings Permitted. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower exercise price or reduce the option price of an outstanding Stock Option without stockholder approval.

7.	STOCK APPRECIATION RIGHTS

(a)	Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to fair value accounting.

(b)	The grant price of a tandem or substitute SAR shall be equal to the option price of the related Stock Option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company’s Common Stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines to apply to the SAR; provided, however, that the term of the SAR shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces.

(c)	Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Common Stock, at the discretion of the Committee, except in the case of a substitute SAR which may be made only in Common Stock.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and Restricted Stock Units may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any or both of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(b)	a requirement that the holder forfeit (or in the case of Restricted Stock sold to the Participant resell to the Company at cost) such shares in the event of termination of Service during the period of restriction.

The holder of a Restricted Stock Unit shall have no rights as a stockholder with respect to shares of Common Stock subject to the Award unless and until shares of Common Stock are issued in settlement of the Award. However, the Committee in its discretion may provide for the payment of dividend equivalents in the form of cash or Common Stock, or both, which may be subject to the same conditions and restrictions (including without imitation any forfeiture conditions) as the Restricted Stock Units to which they relate.

All restrictions shall expire at such times as the Committee shall specify.

9.	PERFORMANCE STOCK

The Committee shall designate the Participants to whom long-term performance stock “Performance Stock”) is to be awarded and determine the number of shares, the length of the Performance Period and the other terms and conditions of each such Award; provided the stated Performance Period will not be less than 12 months. Each Award of Performance Stock shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under a Performance Stock Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares of Common Stock earned upon satisfaction of any performance goal by any Participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a Participant pursuant to a Performance Stock Award.

10.	PERFORMANCE UNITS

The Committee shall designate the Participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such

Award; provided the stated performance period will not be less than 12 months. Each Performance Unit Award shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $20,000,000. The Committee may, in its discretion, substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit Award.

11.	CASH BONUS AWARDS

The Committee may designate Employees who are eligible to receive a cash bonus payment based on an incentive pool to be determined by the Committee. The Committee shall allocate an incentive pool percentage to each designated Participant. In no event may the incentive pool percentage for any one Participant exceed fifty (50%) of the total pool.

As soon as possible after the determination of the incentive pool, the Committee shall calculate the Participant’s allocated portion of the incentive pool based upon the established percentage. The Participant’s incentive Award then shall be determined by the Committee based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

12.	OTHER STOCK OR CASH AWARDS

In addition to the incentives described in Sections 6 through 11 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate; provided, an outright grant of Common Stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient or is otherwise offered in consideration for services rendered.

13.	PERFORMANCE GOALS

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that where any Award is intended to qualify for exemption from the deduction limitation of Section 162(m) of the Code as “qualified performance-based compensation,” the following conditions shall apply:

(a)	The amount potentially available under an Award shall be subject to the attainment of pre-established, objective performance goals related to a specified period of service based on one or more of the following performance criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any one or more Performance Criteria may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;

(b)	Any Performance Criteria may include or exclude Special Items. Special Items shall include (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report, in each case within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code;

(c)	The Committee shall establish the applicable performance goals and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the Performance Period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(d)	The Committee shall have the authority to reduce (but not increase) the payouts on such Awards and shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards in its sole discretion.

14.	DEFERRAL OF PAYMENT ON AWARDS

Subject to the provisions of Section 409A of the Code and any regulatory guidance promulgated thereunder, a Participant and the Company may enter into an agreement under which the payment of amounts payable under a vested Award shall be deferred on terms and conditions to be established by the Participant and the Company.

15.	ADJUSTMENT PROVISIONS

(a)	If the Company shall at any time change the number of issued shares of Common Stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an Award or all Awards in any calendar year, and the number of shares covered by each outstanding Award and the price therefor, if any, shall be equitably adjusted by the Committee.

(b)	In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Company shall have the authority to provide in the controlling agreement for such transaction (i) that there shall be substituted, as determined by the Committee in its discretion, for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock will be entitled pursuant to the transaction, (ii) that the acquiring or surviving corporation in the transaction shall assume the outstanding Awards under the Plan (which may be exercisable into the securities of the acquiring or surviving corporation), (iii) that all unexercised Awards shall terminate immediately prior to such transaction unless exercised prior to the closing of the transaction, (iv) that outstanding Awards shall be settled in exchange for a payment equal to the intrinsic value of the Award in cash or cash equivalents, followed by cancellation of such Awards, or (v) a combination of the foregoing, with no obligation to treat all outstanding Awards the same, and in each case without the consent of the Participant.

16.	SUBSTITUTION AND ASSUMPTION OF AWARDS

Without affecting the number of shares reserved or available hereunder, the Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become Employees or Consultants as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

17.	TRANSFERABILITY

Each Award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of Disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution.

18.	TAXES

The Company and its Subsidiary or Affiliate shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. The Company in its discretion may permit a Participant to pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the minimum legally required tax withholding.

19.	OTHER PROVISIONS

(a)	The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of Awards, forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-solicitation, non-disparagement, non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a Award for such period and upon such terms as the Committee shall determine.

(b)	In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c)	Subject to compliance with Section 409A of the Code, the Committee, in its sole discretion, may permit or require a Participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company’s books of account (“Deferred Award”).

(d)	As a condition for the receipt of stock Awards under the Plan, a Participant shall agree to be bound by the policies of the Company pertaining to the securities of the Company including but not limited to the insider trading restrictions of the Company.

20.	NO RESERVE OR TRUST

Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.

21.	NO RIGHT TO ASSIGN

No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

22.	NO EMPLOYMENT RIGHTS CONFERRED

Nothing contained in the Plan or any Award shall confer upon any person any right with respect to continuation of Service with the Company or any Subsidiary or Affiliate in any capacity or interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate a person’s Service at any time or guarantee any right of participation in any other benefit or compensation plan of the Company or any Subsidiary or Affiliate.

23.	SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL

The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If a Change of Control occurs, then this Plan shall immediately terminate.

Except as otherwise provided in an LTIPA, upon a Change in Control of the Company, the Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units, subject to compliance with Section 409A of the Code.

The Committee shall in its sole discretion determine the status of achievement of a particular Target Goal and shall specify an Adjusted Basic Award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control (“Change in Control Award”). A Change in Control Award shall be modified as outlined below and shall be paid 30 days after the consummation of the Change in Control, and any Deferred Award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control, in each case subject to Section 409A of the Code.

In the event of a Change in Control, all cash Awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the cash Awards, subject to compliance with Section 409A of the Code.

24.	GOVERNING STATE LAW AND COMPLIANCE WITH SECURITIES LAWS

(a)	The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

(b)

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant stock Awards and to issue and sell shares of Common Stock upon exercise of the stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any stock Award or any Common Stock issued or issuable pursuant to any such stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such stock Awards unless and until such authority is obtained.

25.	DURATION, AMENDMENT AND TERMINATION

The Board or the Committee may amend, suspend, terminate or reinstate the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award (subject to the reservation of the authority of the Committee to reduce payments on Awards) or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the Securities and Exchange Commission, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code.

Neither the Board nor the Committee may cancel an Award once the Award has been granted by the Committee, including any Deferred Awards. Each year on the anniversary of the LTIPAs, the CEO shall present to the Committee any recommendations for changes in the Plan or in the LTIPAs previously approved by the Committee (subject to the restrictions on the grant of authority to the Committee in Section 3).

26.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan was adopted by the Board of Directors on December 30, 2010, to be effective February 25, 2010, subject to stockholder approval. The Plan shall continue for a term of ten years from the date of its adoption. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

ANNEX B

HEADWATERS INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective 30 December 2009

(Subject to Stockholder Approval)

HEADWATERS INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

I.	Purpose Of The Plan.

The Plan was adopted by the Board on May 25, 2000, effective as of June 1, 2000. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock in the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

II.	Definitions.

1. “Board” means the Board of Directors of the Company, as constituted from time to time.

2. “Code” means the Internal Revenue Code of 1986, as amended.

3. “Committee” means a committee of the Board, as described in Section 3.

4. “Company” means Headwaters Incorporated, a Delaware Corporation.

5. “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

6. “Corporate Reorganization” means:

a. The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

b. The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

7. “Eligible Employee” means any Employee of a Participating Company who meets both of the following requirements:

a. His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

b. He or she has been an Employee of a Participating Company for not less than three consecutive months.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement pursuant to which the individual has elected not to participate in the Plan.

8. “Employee” means a common-law employee of the Company or a Subsidiary.

9. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

10. “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

a. If the Stock was traded over-the-counter on the date in question but was not traded on the New York Stock Exchange, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

b. If the Stock was traded on the New York Stock Exchange, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by the New York Stock Exchange;

c. If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

d. If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

11. “Offering Period” means a three month period beginning December 1, March 1, June 1, and September 1 with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

12. “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

13. “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

14. “Plan” means this Headwaters Incorporated 2000 Employee Stock Purchase Plan, as it may be amended from time to time.

15. “Plan Account” means the account established for each Participant pursuant to Section 8(a).

16. “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

17. “Stock” means the Common Stock of the Company.

18. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.	Administration Of The Plan.

1. Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

2. Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

IV.	Enrollment And Participation.

1. Offering Periods. While the Plan is in effect, one Offering Period shall commence in each of the three month periods of December 1st through the last day of February, March 1st through May 31st, June 1st through August 31st, and September 1st through November 30th; provided, that there shall be a transitional Offering Period between October 1 and November 30, 2004. The Offering Periods shall consist of the three month periods commencing on the first day of each such three month period and ending on the last day of each three month period.

2. Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 15 days prior to the commencement of such Offering Period.

3. Duration of Participation . Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b). A Participant who discontinued employee contributions under Section 5(d) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the first Offering Period beginning in the next calendar year, if he or she then is an Eligible Employee.

V.	Employee Contributions.

1. Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection  (b) below, shall occur on each payday during participation in the Plan.

2. Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% and not more than 10%. The Company’s enrollment form may permit the Eligible Employee to specify different withholding percentages from salary (or other regular wages) and bonus for the purchase of Stock.

3. Changing Withholding Rate. A Participant may change the rate of withholding once every six months. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing the prescribed form with the Company at the time specified. The new withholding rate shall be effective as of the first day of the December or June next following the date such form has been timely received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% and not more than 10%. The Company’s form may permit the Eligible Employee to specify different withholding percentages from salary (or other regular wages) and bonus for the purchase of Stock.

4. Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing the prescribed form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume effective as of the first day of the December or June next following the date such form has been timely received by the Company.

VI.	Withdrawal From The Plan.

1. Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment shall be effective as of the first day of the December or June next following the date the enrollment form has been timely received by the Company.

VII.	Change In Employment Status.

1. Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section  6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

2. Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

3. Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

VIII.	Plan Accounts And Purchase Of Shares.

1. Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

2. Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be 85% of the Fair Market Value of such share on the last trading day in such Offering Period.

3. Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 3,600 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

4. Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

5. Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

6. Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

7. Stockholder Approval. The Company’s stockholders must approve the adoption of the Plan within twelve months after the Plan is adopted by the Board of Directors of the Company.

IX.	Limitations On Stock Ownership.

1. Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

a. Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

b. Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan;

(iii) Each Participant shall be deemed to have the right to purchase 3,600 shares of Stock under this Plan with respect to each Offering Period.

2. Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

a. In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or Subsidiary of the Company).

b. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company).

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection

(b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

X.	Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

XI.	No Rights As An Employee

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

XII.	No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

XIII.	Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

XIV.	Stock Offered Under The Plan.

1. Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be 4,250,000, subject to adjustment pursuant to this Section  14. The Company may either use authorized but unissued stock, treasury stock, or stock purchased on the open market in order to fulfill its obligations under the Plan.

2. Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 3,600 share limitation described in Section 8(c), and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

3. Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

XV.	Amendment Or Discontinuance.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company, provided, that if the Board approves an increase in the number of shares to be issued under the Plan, Participants may purchase Stock from the increased shares during an Offering Period completed pending a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

XVI.	Execution.

To record the adoption of the Plan by the Board as of the date first above written, as amended, the Company has caused its authorized officer to execute the same.

Headwaters Incorporated

/S/ STEVEN G. STEWART
Steven G. Stewart, CFO

HEADWATERS INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 25, 2010

The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation (the Company), revoking all previous proxies, hereby appoints Harlan M. Hatfield and Steven G. Stewart, each as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of common stock of Headwaters which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Headwaters to be held Thursday, February 25, 2010, starting at 2:00 p.m., Mountain Standard Time, at the Marriott Courtyard, 10701 S. Holiday Park Drive, Sandy, UT 84070, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

(Please sign and date below)

1. ELECTION OF DIRECTORS:		Please mark your vote as this ☒

R Sam Christensen	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Christensen’s term would expire in 2013)

William S. Dickinson	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Herickhoff’s term would expire in 2013)

Malyn K. Malquist	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Malquist’s term would expire in 2013)

2. RATIFY THE SELECTION BY THE BOARD OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF HEADWATERS FOR FISCAL 2010	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. APPROVE NEW 2010 INCENTIVE COMPENSATION PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. APPROVE AMENDMENTS TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted FOR items 1, 2, 3 and 4. This Proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF HEADWATERS INCORPORATED.

Date: , 2010
Name(s) of Stockholder(s)

PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.